                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                          Dated as of December 9, 1994

                                  By and among

                             UNO RESTAURANTS, INC.,

                                   as Borrower

                                 UNO FOODS INC.

                            PIZZERIA UNO CORPORATION

                          URC HOLDING COMPANY, INC. and

                    UNO RESTAURANT CORPORATION, as Guarantors





                                       and





                   FLEET BANK OF MASSACHUSETTS, N.A., as Agent

                           and the Banks party hereto



                                                      TABLE OF CONTENTS
                                                      -----------------


         ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS..............................................................1
            Section 1.1. Definitions..............................................................................1
            Section 1.2. Accounting Terms........................................................................12
         ARTICLE 2. THE CREDIT...................................................................................12
            Section 2.1. The Loans...............................................................................12
            Section 2.2. Notice and Manner of Borrowing or Conversion of Loans...................................13
            Section 2.3. Interest on Advances....................................................................14
            Section 2.4. Additional Payments.....................................................................15
            Section 2.5. Computation of Interest, Etc............................................................15
            Section 2.6. Duration of Interest Periods............................................................15
            Section 2.7. Commitment Fee..........................................................................15
            Section 2.8. Reduction and Termination by the Borrower...............................................16
            Section 2.9. Increased Costs Etc.....................................................................16
            Section 2.10. Ability of LIBOR Pricing Option; Changed Circumstances.................................17
            Section 2.11. Use of Proceeds........................................................................18
            Section 2.12. Guaranties.............................................................................18
         ARTICLE 3. CONDITIONS OF THE ADVANCES...................................................................21
            Section 3.1. Conditions to First Advance.............................................................21
            Section 3.2. Conditions to All Advances..............................................................22
         ARTICLE 4. PAYMENT AND REPAYMENT........................................................................22
            Section 4.1. Mandatory Prepayment....................................................................22
            Section 4.2. Voluntary Prepayment....................................................................22
            Section 4.3. Payment and Interest Cutoff.............................................................23
            Section 4.4. Payment or Other Actions on Non-Business Days...........................................23
            Section 4.5. Method and Timing of Payments...........................................................23
            Section 4.6. Sharing of Payments, Etc................................................................23
            Section 4.7. Payments Not at End of Interest Period..................................................24
         ARTICLE 5. REPRESENTATIONS AND WARRANTIES...............................................................25
            Section 5.1. Corporate Existence, Good Standing, Etc.................................................25
            Section 5.2. Principal Place of Business; Location of Records........................................25
            Section 5.3. Qualification...........................................................................25
            Section 5.4. Subsidiaries............................................................................25
            Section 5.5. Corporate Power.........................................................................25
            Section 5.6. Valid and Binding Obligations...........................................................26
            Section 5.7. Other Agreements........................................................................26
            Section 5.8. Payment of Taxes........................................................................27
            Section 5.9. Financial Statements....................................................................27
            Section 5.10. Other Materials Furnished..............................................................27
            Section 5.11. Stock..................................................................................27
            Section 5.12. Changes in Condition...................................................................28
            Section 5.13. Assets, Licenses, Etc..................................................................28
            Section 5.14. Litigation.............................................................................28
            Section 5.15. Pension Plans..........................................................................29
            Section 5.16. Outstanding Indebtedness...............................................................29
            Section 5.17. Environmental Matters..................................................................29
            Section 5.18. Foreign Trade Regulations..............................................................30
            Section 5.19. Governmental Regulations...............................................................30
            Section 5.20. Margin Stock...........................................................................30
         ARTICLE 6. REPORTS......................................................................................31
            Section 6.1. Interim Financial Statements and Reports................................................31



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



            Section 6.2. Annual Financial Statements.............................................................31
            Section 6.3. Notice of Defaults......................................................................31
            Section 6.4. Notice of Litigation....................................................................32
            Section 6.5. Communications with Others..............................................................32
            Section 6.6. Reportable Events.......................................................................32
            Section 6.7. Annual Pension Reports..................................................................32
            Section 6.8. Reports to other Creditors..............................................................33
            Section 6.9. Management Letters......................................................................33
            Section 6.10. Environmental Reports..................................................................33
            Section 6.11. Senior Note Purchase Agreement.........................................................33
            Section 6.12. Annual Projections.....................................................................34
            Section 6.13. Miscellaneous..........................................................................34
         FINANCIAL RESTRICTIONS..................................................................................34
            Section 7.1. Consolidated Tangible Net Worth.........................................................34
            Section 7.2. Cash Flow Coverage Ratio................................................................34
            Section 7.3. Ratio of Consolidated Liabilities to Consolidated Tangible Net Worth....................35
            Section 7.4. Profitability...........................................................................35
            Section 7.5. Operating Cash Flow.....................................................................35
            Section 7.6. Capital Expenditures....................................................................36
            Section 7.7. Consolidated Leverage Ratio.............................................................36
            Section 7.8. Consolidated Adjusted EBITDA............................................................36
         ARTICLE 8. AFFIRMATIVE COVENANTS........................................................................37
            Section 8.1. Existence and Business..................................................................37
            Section 8.2. Taxes and Other Obligations.............................................................38
            Section 8.3. Maintenance of Properties and Leases....................................................38
            Section 8.4. Insurance...............................................................................38
            Section 8.5. Records, Accounts and Places of Business................................................38
            Section 8.6. Inspection..............................................................................39
            Section 8.7. Change in Officers or Directors.........................................................39
            Section 8.8. Maintenance of Accounts.................................................................39
            Section 8.9. Access to Independent Public Accountants................................................39
         ARTICLE 9. NEGATIVE COVENANTS...........................................................................39
            Section 9.1. Restrictions on Indebtedness............................................................39
            Section 9.2. Restriction on Liens....................................................................40
            Section 9.3. Investments.............................................................................41
            Section 9.4. Dispositions of Assets..................................................................42
            Section 9.5. Assumptions, Guaranties, Etc. of Indebtedness of Other Persons..........................42
            Section 9.6. Mergers, Etc............................................................................43
            Section 9.7. Pension Reform Act......................................................................43
            Section 9.8. Distributions...........................................................................43
            Section 9.9. Sale and Leaseback......................................................................44
            Section 9.10. Franchise Agreements...................................................................44
            Section 9.11. Capital Structure......................................................................44
            Section 9.12. Transactions with Affiliates...........................................................44
            Section 9.13. New Subsidiaries.......................................................................45
            Section 9.14. New Restaurants........................................................................45
         ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES..............................................................45
            Section 10.1. Events of Default......................................................................45
            Section 10.2. Remedies...............................................................................47
            Section 10.3. Setoff.................................................................................47
            Section 10.4. Application of Proceeds................................................................47
         ARTICLE 11. WAIVERS; CONSENTS; AMENDMENTS; REMEDIES.....................................................48
            Section 11.1. Actions by Lenders.....................................................................48



                                       ii

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

            Section 11.2. Actions by Borrower....................................................................49
         ARTICLE 12. SUCCESSORS AND ASSIGNS......................................................................49
            Section 12.1. General................................................................................49
            Section 12.2. Assignments............................................................................49
            Section 12.3. Participations.........................................................................50
         ARTICLE 13. THE AGENT...................................................................................51
            Section 13.1. Authorization and Action...............................................................51
            Section 13.2. Agent's Reliance, Etc..................................................................52
            Section 13.3. Fleet and Affiliates...................................................................52
            Section 13.4. Bank Credit Decision...................................................................53
            Section 13.5. Indemnification of Agent...............................................................53
            Section 13.6. Successor Agent........................................................................53
            Section 13.7. Amendment of Article 13................................................................54
         ARTICLE 14. INDEMNIFICATION.............................................................................54
         ARTICLE 15. MISCELLANEOUS...............................................................................55
            Section 15.1. Survival of Representations............................................................55
            Section 15.2. Governmental Regulation................................................................55
            Section 15.3. Notices................................................................................55
            Section 15.4. Merger.................................................................................55
            Section 15.5. Governing Law..........................................................................56
            Section 15.6. Counterparts...........................................................................56
            Section 15.7. Bank Holidays..........................................................................56
            Section 15.8. Expenses...............................................................................56
            Section 15.9. Headings...............................................................................56
            Section 15.10. Severability of Provisions............................................................56
            Section 15.11. Nonliability of Lenders...............................................................57
            Section 15.12. WAIVER OF JURY TRIAL..................................................................57



                                      iii
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                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A                         Form of Note
Exhibit B                         Form of Compliance Certificate
Exhibit C                         Form of Opinion of Borrower's Counsel
Exhibit D                         Form of Notice Borrowing or Conversion
Exhibit E                         Form of Affiliate Guaranty Agreement
Exhibit F                         Form of Assignment and Assumption Agreement

Schedule 5.4                      Schedule of Subsidiaries
Schedule 5.9                      Schedule of Financial Statements
Schedule 5.8                      Tax Matters
Schedule 5.10                     Materials Furnished
Schedule 5.11                     Schedule of Issued and Outstanding Stock
Schedule 5.12                     Changes in Condition
Schedule 5.13(a) Schedule of Liens, Encumbrances, Indebtedness and Capitalized Lease Obligations
Schedule 5.13(c)                  Restaurant Locations
Schedule 5.14                     Litigation
Schedule 5.16                     Indebtedness
Schedule 5.17                     Environmental Matters
Schedule 8.4                      Schedule of Insurance
Schedule 9.5                      Guarantees
Schedule 9.10                     The Franchise Program



                                       iv
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                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT is entered into as of December 9, 1994, by and among UNO RESTAURANTS, INC., a Massachusetts corporation (the "Borrower"), UNO FOODS INC., a Massachusetts corporation ("UFI"), PIZZERIA UNO CORPORATION, a Delaware corporation ("PUC"), UNO RESTAURANT CORPORATION, a Delaware corporation ("URC"), URC HOLDING COMPANY, INC., a Delaware corporation ("UHC" and, together with UFI, PUC, URC and the Borrower, hereinafter referred to collectively, as the "Loan Parties"), FLEET BANK OF MASSACHUSETTS, N.A., a national banking association ("Fleet"), and FLEET BANK OF MASSACHUSETTS, N.A., as Agent for the Banks referred to below (Fleet, together with its successors and assigns in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, URC holds all of the issued and outstanding capital stock of UHC and UHC holds all of the issued and outstanding capital stock of each of UFI, PUC and the Borrower; and

         WHEREAS, the businesses of the Loan Parties are integrally related, and the Borrower's access to capital is necessary to the conduct, promotion and attainment of the business of all the other Loan Parties; and

         WHEREAS, the Loan Parties have requested the Banks to establish a credit facility with the Borrower to repay certain existing indebtedness of the Borrower to Fleet, to provide funds for working capital, and to fund certain advances to UFI and PUC; and

         WHEREAS, the Banks have agreed, on the terms and conditions set forth in this Agreement, to provide a credit facility to the Borrower for such purposes.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

         ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS

         Section  1.1. Definitions
                       -----------

         In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically provided herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in any note, certificate, report or other document made or delivered in connection with this Agreement:

         "Advance" shall mean any loan or extension of credit from the Banks to the Borrower pursuant to Section 2. l(a) of this Agreement.

         "Affiliate" shall mean: (a) any present director or executive officer of any of the Loan Parties or any Person owning, to the knowledge of any of the Loan Parties, more than 5 % of the outstanding common stock of any of the Loan Parties; and

         (b) any Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         "AFFILIATE GUARANTORS" shall mean each of the Subsidiaries of the Loan Parties (other than UHC, UFI, PUC and the Borrower) identified on Schedule 5.4 hereto as Affiliate Guarantors, and any future Subsidiary of the Loan Parties which executes an Affiliate Guaranty Agreement pursuant to Section 9.13 hereof.

         "AFFILIATE GUARANTY AGREEMENT(S)" shall mean the Guaranty Agreements in the form of EXHIBIT E attached hereto, to be executed by each Affiliate Guarantor in favor of the Agent, as the same may be amended and in effect from time to time.

         "AGENT" See Preamble.

         "AGREEMENT" shall mean this Revolving Credit and Term Loan Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "APPLICABLE COMMITMENT FEE PERCENTAGE" shall mean during each fiscal quarter of the Borrower, the percentage set forth below opposite the Consolidated Leverage Ratio in effect as of the end of the immediately preceding fiscal quarter:

Consolidated Leverage Ratio
as of the Immediately                                         Applicable Commitment
Preceding Fiscal Quarter                                      Fee Percentage
------------------------                                      --------------

Equal to or Greater than 1.75 : 1.0                           .375%
Equal to or Greater than 1.0 : 1.0 and less than 1.75:1.0     .3125%
Less than 1.0: 1.0                                            .25%



         "APPLICABLE LIBOR RATE" shall mean the sum of (a) the LIBOR Rate, plus
(b) the Applicable Margin - LIBOR Rate as each is in effect from time to time.


         "APPLICABLE MARGIN - PRIME RATE" and "APPLICABLE MARGIN - LIBOR RATE" shall mean during each fiscal quarter of the Borrower, the percentage set forth opposite the Consolidated Leverage Ratio in effect as of the end of the immediately preceding fiscal quarter:

Consolidated Leverage Ratio
as of the end of the Immediately                     Applicable Margin
Preceding Fiscal Quarter                   - Prime Rate           - LIBOR RATE
------------------------                   ------------           ------------
Equal to or Greater than 1.75 : 1.0            0.25%                  1.50%
Equal to or Greater than 1.0 : 1.0             0.00%                  1.25%
and Less than 1.75 : 1.0
Less than 1.0 : 1.0                            0.00%                  1.00%



         "APPLICABLE PRIME RATE" shall mean the sum of (a) the Prime Rate, plus
(b) the Applicable Margin - Prime Rate, as each is in effect from time to time.

         "BANK AGREEMENT" shall mean this Agreement, the Notes, the Affiliate Guaranty Agreements and any other present or future agreement from time to time entered into between any of the Loan Parties or an Affiliate and the Agent or the Banks arising out of this Agreement or which is stated to be a Bank Agreement, each as from time to time amended or modified, and all statements, reports and certificates delivered by a Loan Party or any such Affiliate to the Agent or the Banks in connection therewith.

         "BANKS" shall mean, Fleet and its successors and assigns.

         "BANK OBLIGATIONS" shall mean all present and future obligations and Indebtedness of the Loan Parties or any Subsidiary owing to the Agent or the Banks under this Agreement or any other Bank Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Notes, and obligations to pay interest, commitment fees, balance deficiency fees and charges from time to time owed under any Bank Agreement.

         "BUSINESS DAY" shall mean (a) for all purposes other than as covered by clause (b) below, a day on which Banks shall be open to conduct commercial banking business in Boston, Massachusetts and New York, New York, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Rate Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

         "CAPITAL EXPENDITURES" shall mean amounts paid or Indebtedness incurred by any Person in connection with the purchase or lease by such Person of assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP, including, without limitation, the acquisition (whether by purchase of stock or assets) of any restaurant; provided, however, that Capital Expenditures shall not include lease obligations of URC and its

Subsidiaries in respect of Company Restaurants that are treated as Capitalized Leases on the consolidated financial statements of URC and its Subsidiaries.

         "CAPITALIZED LEASE" shall mean any lease which is or should be capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with generally accepted accounting principles and Statement of Financial Accounting Standards No. 13.

         "CLOSING DATE" shall mean December 9, 1994.

         "COMMITMENT" shall mean, as to any Bank, the product of (i) the Maximum Credit Amount, times (ii) such Bank's Commitment Percentage.

         "COMMITMENT FEE" shall have the meaning set forth in Section 2.7 hereof.

         "COMMITMENT PERCENTAGE" shall mean, as to any Bank, the percentage figure set forth below such Bank's name on an execution page hereof as its Commitment Percentage.

         "COMPANY RESTAURANT" shall mean a restaurant owned or leased and operated by a Loan Party or any Subsidiary of a Loan Party.

         "COMPLIANCE CERTIFICATE" shall mean a certificate in the form of Exhibit B hereto and executed by the chief executive officer or chief financial officer of the Borrower.

         "CONSOLIDATED" AND "CONSOLIDATING", when used with reference to any term, shall mean that term (or the terms "combined" and "combining", as the case may be, in the case of partnerships, joint ventures and Affiliates that are not Subsidiaries) as applied to the accounts of URC (or other specified Person) and all of its Subsidiaries (or other specified Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries, as required by GAAP.

         "CONSOLIDATED CURRENT ASSETS" shall mean, at any date as of which the amount thereof shall be determined, all assets of URC and its Subsidiaries which should properly be classified as current, determined in accordance with GAAP consistently applied.

         "CONSOLIDATED CURRENT LIABILITIES" shall mean, at any date as of which the amount thereof shall be determined, all liabilities of URC and its Subsidiaries which should properly be classified as current in accordance with GAAP consistently applied, including, without limitation, all fixed prepayments of, and sinking fund payments with respect to, Indebtedness and all tax liabilities of URC required to be paid within one year from the date of determination.

         "CONSOLIDATED ADJUSTED EBITDA" shall mean for any period, the sum of
(a) Consolidated EBIT, plus (b) the aggregate amount of consolidated depreciation and amortization expense of

URC and its Subsidiaries other than Excluded Amortization Expense, determined in accordance with GAAP on a consolidated basis.

         "CONSOLIDATED EBIT" shall mean for any period, the earnings of URC and its Subsidiaries before interest expense and taxes, determined in accordance with GAAP on a consolidated basis.

         "CONSOLIDATED FUNDED INDEBTEDNESS" shall mean as at any date of determination, all Indebtedness of URC and its Subsidiaries for borrowed money (including, without limitation, Capitalized Lease Obligations) maturing more than one year after the date of determination, and further including, without limitation, all Indebtedness in respect of the Senior Notes (1990) and the Advances.

         "CONSOLIDATED LEVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness to (b) Consolidated Adjusted EBITDA for the period of four fiscal quarters ending on such date.

         "CONSOLIDATED LIABILITIES" shall mean as at any date of determination, the total of all liabilities of URC and its Subsidiaries outstanding on such date, determined in accordance with GAAP on a consolidated basis.

         "CONSOLIDATED MAINTENANCE CAPITAL EXPENDITURES" shall mean for any period, all Capital Expenditures made or incurred by URC and its Subsidiaries, other than Capital Expenditures made or incurred in connection with the acquisition of Company Restaurants and the establishment of new Company Restaurants.

         "CONSOLIDATED NET INCOME" shall mean with reference to any period and as to any Person, the net income (or deficit) of such Person and its Subsidiaries for such period (determined on a consolidated basis), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of such Subsidiaries; provided that there shall be excluded (but only to the extent otherwise included in net income for such period):

                  (a) the income (or deficit) of any entity accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or a Subsidiary of such Person;

                  (b) the income (or deficit) of any entity (other than a Subsidiary of such Person) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent that any such income has been actually received by such Person or such Subsidiary in the form of dividends or similar distributions;

                  (c) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

                  (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

                  (e) any aggregate net gain (but not any aggregate net loss) reflected during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);

                  (f) any write-up of any asset;

                  (g) any net gain from the collection of the proceeds of life insurance policies;

                  (h) any gain arising from the acquisition of any securities of URC or any of its Subsidiaries;

                  (i) any net income or gain (but not any net loss) reflected during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustment;

                  (j) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition over the cost of the investment in such Subsidiary; and

                  (k) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean the sum of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of URC and its Subsidiaries appearing on a consolidated balance sheet of URC and its Subsidiaries (specifically including URI and its Subsidiaries) prepared in accordance with GAAP as of the date of determination, after eliminating all mounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries and after deducting therefrom (without duplication of deductions):

                  (a) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangibles under GAAP, including, without limitation, such items as good will, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, unamortized debt discount and expense, organizational expenses and the excess of cost of purchased Subsidiaries over equity in the net assets thereof at the date of acquisition;

                  (b) any write-up in the book value of any asset on the books of URC or any Subsidiary of URC resulting from a revaluation thereof subsequent to October 2, 1994;

                  (c) the amounts, if any, at which any shares of stock of URC or any Subsidiary of URC appear on the asset side of such balance sheet;

                  (d) all deferred charges (other than prepaid expenses); and

                  (e) the amounts at which any Investments (other than Investments which are permitted by Section 9.3) appear on the asset side of such balance sheet.

         "CONSOLIDATED TOTAL DEBT SERVICE" shall mean for any period, the sum of
(a) the aggregate amount of consolidated interest expense of URC and its Subsidiaries in respect of Indebtedness for borrowed money, calculated in accordance with the applicable instrument to which such interest relates, plus
(b) the interest component of all Rental Obligations in respect of Capitalized Leases, plus (c) payments of principal on long term Indebtedness for borrowed money actually paid during such period, all as determined in accordance with GAAP on a consolidated basis.

         "DEFAULT" shall mean an Event of Default as defined in Section 10, or an event or condition which with the passage of time or giving of notice, or both, would become such an Event of Default.

         "DISTRIBUTION" shall mean: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Loan Parties, other than dividends payable solely in shares of common stock of the corporation involved;(b) the purchase, redemption, or other acquisition or retirement of any shares of any class of capital stock of the Loan Parties directly or indirectly; (c) any other distribution on or in respect of any shares of any class of capital stock of the Loan Parties; (d) any setting apart or allocating any sum for the payment of any dividend or distribution, or for the purchase, redemption or retirement of any shares of capital stock of the Loan Parties; and (e) any payment of principal on or any retirement of Subordinated Indebtedness.

         "ENVIRONMENTAL LAW" shall mean any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, or any federal, state, county or local statute, regulation, ordinance, order or decree relating to public health, welfare, the environment, or to the extent they pertain to the storage, handling, use or generation of hazardous substances in or at the workplace, worker health or safety, whether now existing or hereafter enacted.

         "EVENT OF DEFAULT" shall have the meaning set forth in Section 10.1 hereof.

         "EXCLUDED AMORTIZATION EXPENSE" shall mean all amortization expense of URC and its Subsidiaries attributable to pre-opening costs of Company Restaurants.

         "FISCAL QUARTER END" shall mean the last day of any designated fiscal quarter of URC and its Subsidiaries.

         "FRANCHISEE" shall mean each Person who operates a pizza restaurant pursuant to a franchise agreement with PUC or any of its Affiliates.

         "GAAP" shall mean generally accepted accounting principles as set forth from time to time in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession.

         "Governmental Authority" shall mean any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or other, or any combination thereof, including, without limitation, any federal, state or local government or governmental or quasi-governmental agency, board, body, branch, bureau, commission, corporation, court, department, instrumentality or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

         "GUARANTY" OR "GUARANTEE" OR "GUARANTIES" shall include any arrangement whereby a Person is or becomes liable in respect of any Indebtedness or other obligation of another and any other arrangement whereby credit is extended to another obligor on the basis of any promise of a guarantor, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, the working capital, solvency or general financial condition of such obligor, whether or not such arrangement is listed in the balance sheet of the guarantor or referred to in a footnote thereto.

         "GUARANTEED OBLIGATIONS" shall have the meaning set forth in Section 2.12(a).

         "GUARANTORS" shall mean each of UFI, PUC, URC and UHC, and their respective successors and assigns.

         "INDEBTEDNESS" shall mean, as to any Person, all obligations, contingent and otherwise, which in accordance with GAAP consistently applied should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired by such Person whether or not the liability secured thereby shall have been assumed, letters of credit open for account, obligations under acceptance facilities, Capitalized Lease Obligations and all obligations on account of Guaranties, endorsements and any other contingent obligations in respect of the Indebtedness of others whether or not reflected on such balance sheet or in a footnote thereto.

         "INTEREST PERIOD" shall mean with respect to any LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan and ending one, two or three months thereafter, as the Borrower may request as provided in Section 2.2 hereof, provided, that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day;

                  (b) any Interest Period that would otherwise end after December 31, 2000 shall end on December 31, 2000; and

                  (c) notwithstanding clause (b) above, no Interest Period shall have a duration of less than 30 days, and if any Interest Period applicable to LIBOR Rate Advances would be for a shorter period, such Interest Period shall not be available hereunder.

         "INVESTMENT" shall mean: (a) any stock, evidence of Indebtedness or other security of another Person; (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person; (c) any purchase of (i) stock or other securities of another Person or
(ii) any business or undertaking of another Person (whether by purchase of assets or securities), or any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100; or (d) any other investment, and whether existing on the date of this Agreement or thereafter made. The term "Investment" shall not include
(i) ordinary advances to employees for travel and similar expenses, to a maximum aggregate amount of $75,000, and (ii) the acquisition (whether by purchase of stock or assets) of any restaurant that becomes a Company Restaurant.

         "LIBOR PRICING OPTION" shall mean the option granted to the Borrower pursuant to Section 2.2 to have interest on all or a portion of the Loans computed on the basis of the Applicable LIBOR Rate for an applicable Interest Period.

         "LIBOR RATE" shall mean for any Interest Period for any LIBOR Rate Loan, the quotient of (a) the rate of interest determined by the Bank, at about 11:00 a.m. (Boston, Massachusetts time) on the LIBOR Rate Fixing Day as being the rate at which deposits in U.S. dollars are offered to it by first-class banks in the London interbank market for deposit for such Interest Period in amounts comparable to the aggregate principal amount of LIBOR Rate Loans to which such Interest Period relates, divided by (b) the difference between one
(1) minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period. The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

         "LIBOR RATE FIXING DAY" shall mean, in the case of a LIBOR Rate Loan, the second Business Day preceding the Business Day on which an Interest Period begins.

         "LIBOR RATE LOAN" means any Loan hereunder upon which interest will accrue on the basis of a formula including as a component thereof the LIBOR Rate. The expiration date of any LIBOR Rate Loan shall mean the last day of the Interest Period applicable to such LIBOR Rate Loan.

         "LOAN" shall mean any loan made by the Banks to the Borrower pursuant to Article 2 of this Agreement.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, properties, prospects or condition, financial or otherwise, of
(a) the Borrower, URC or PUC, or Co) URC and its Subsidiaries taken as a whole.

         "MAXIMUM CREDIT AMOUNT" shall mean as of any date of determination, the lesser of (a) $50,000,000 or (b) the amount to which the Maximum Credit Amount may have been reduced pursuant to Section 2.8; provided that if the obligation of the Banks to make further Advances is terminated pursuant to Article 10, the Maximum Credit Amount as of any date of determination thereafter shall be deemed to be $0.

         "1994 FINANCIAL STATEMENTS" shall mean the Consolidated Balance Sheet of URC and its Subsidiaries as of October 2, 1994 and the related Consolidated Statements of Income, Shareholders' Equity and Cash Flow for the year then ended and notes to such financial statements.

         "NOTES" shall mean the Notes executed by the Borrower in favor of each Bank in the amount of such Bank's Commitment, substantially in the form of Exhibit A hereto.

         "OPERATING CASH FLOW" shall mean with reference to any period and with respect to each Company Restaurant, (a) operating revenues for such Company Restaurant for such period, MINUS (b) operating expenses for such Company Restaurant for such period, PLUS (c) the sum of depreciation and amortization expense and deferred rental expense attributable to assets located at such Company Restaurant for such period, all as determined in accordance with GAAP consistently applied, plus (d) free rent and rent increases over the terms of leases calculated using the straight line method.

         "PENSION PLAN" shall mean an employee benefit plan or other plan maintained for the employees of the Borrower or any of the Loan Parties or any Subsidiary as described in Section 4021(a) of Title IV of the Pension Reform Act.

         "PENSION REFORM ACT" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "PERSON" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

         "PRIME RATE" shall mean the rate of interest from time to time announced and made effective by the Agent as its "Prime Rate," it being understood that such rate is a reference rate, not necessarily the lowest, which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

         "PRIME RATE LOAN" shall mean any Loan hereunder upon which interest will accrue on the basis of a formula including as a component thereof the Prime Rate.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "RENTAL OBLIGATIONS" shall mean with reference to any period, the aggregate amount of all minimum or guaranteed net rentals for which URC and its Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all leases in effect at any time during such period, including all amounts for which any Person was so liable during such period accrued prior to the date such Person becomes a Subsidiary or was merged or consolidated with URC or any of its Subsidiaries.

         "REPORTABLE EVENT" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of the Pension Reform Act.

         "REQUIRED BANKS" shall mean Banks having made at least 51% of the aggregate principal amount of the Loans outstanding, or, if no Loans shall be outstanding, Banks holding at least 51% of the aggregate Commitments; provided, however, that if at any time one Bank holds more than 51% of the outstanding Loans or Commitments, "Required Banks" shall mean two or more Banks holding at least 51% of the outstanding Loans or Commitments.

         "RESERVE REQUIREMENT" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on the Banks against "Euro-currency Liabilities" as defined in said Regulation D.

         "REVOLVING CREDIT TERMINATION DATE" shall mean December 31, 1997.

         "SENIOR NOTES (1990)" shall mean the $10,000,000 10.22% Joint and Several Senior Notes due June 1, 1996 of URC and the Borrower issued under the Senior Note Purchase Agreement.

         "SENIOR NOTE PURCHASE AGREEMENT" shall mean the Note Purchase Agreement dated as of June 1, 1990 among URC, the Borrower and the purchasers of the Senior Notes (1990), as amended.

         "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of the Borrower which is subordinated to the Indebtedness of the Borrower hereunder, under the Notes and to all other Bank Obligations, on terms and conditions approved in writing by the Required Banks.

         "SUBSIDIARY" shall mean any Person of which URC or other specified parent shall now or hereafter at the time own, directly or indirectly through one or more Subsidiaries or otherwise, sufficient voting stock (or 'other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

         "TERM LOAN" shall mean the loan made to the Borrower by the Banks pursuant to Section 2.1 (b) of this Agreement.

         Section 1.2.      Accounting Terms.
                           -----------------

         All accounting terms used and not defined in this Agreement shall be construed in accordance with GAAP consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles.

         ARTICLE 2.        THE CREDIT

Section 2.1.      The Loans.
                  ----------

                  (a) Subject to the terms and conditions of this Agreement and so long as there exists no Default, at any time prior to the Revolving Credit Termination Date, the Banks shall severally make such Advances to the Borrower as the Borrower may from time to time request by notice to the Agent in accordance with Section 2.2; provided that no Advance shall exceed an amount determined by subtracting (i) the aggregate outstanding balance of all Advances theretofore made by the Banks from (ii) the Maximum Credit Amount; and provided further, that the aggregate outstanding Advances of any Bank shall at no time exceed the amount of such Bank's Commitment.

         Subject to the foregoing limitations and the provisions of Section 4.1 and 4.7 below, the Borrower may borrow, repay and reborrow from the date of this Agreement to the Revolving Credit Termination Date; provided that the Agent and the Banks shall have the absolute right to refuse to make any Advances for so long as there exists any Default or any other condition which would, upon the making of such Advance, constitute a Default. Any Advances not repaid by the Revolving Credit Termination Date shall be due and payable on the Revolving Credit Termination Date.

                  (b) Subject to the terms and conditions of this Agreement and provided that there exists no Default, on the Revolving Credit Termination Date the Banks will severally lend to the Borrower a term loan that shall not exceed, in the aggregate principal amount, the lesser of (i) the Maximum Credit Amount, and (ii) the aggregate principal balance of all Advances then outstanding (the "Term Loan"); provided, that the aggregate amount of the Term Loan made by any Bank shall not exceed the amount of such Bank's Commitment.

         The Term Loan shall be payable in eleven (11) equal quarterly installments on the last day of each January, April, July and October of each year, commencing April 30, 1998, and a final payment of all outstanding principal, all accrued but unpaid interest, and any other amounts outstanding, due and payable on December 31, 2000.

                  (c) The Loans shall be evidenced by the Notes payable to the order of each Bank. Each Note shall be in the original principal amount of the applicable Bank's Commitment, shall be dated on or before the date of the first Loan, shall have the blanks therein appropriately completed, and shall have a final maturity of December 31, 2000. Each Bank shall, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of its Note or otherwise in its records appropriate notations evidencing the date and the amount of each Loan made by such Bank and the date and amount of each payment of principal made by the Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. Each Bank is hereby irrevocably authorized by the Borrower to attach to and make a part of its Note a continuation of any such schedule as and when required. No failure on the part of a Bank to make any notation as provided in this subsection (c) shall in any way affect any Loan or the rights or obligations of the Bank or the Borrower with respect thereto.

         Section 2.2.     Notice and Manner of Borrowing or Conversion of Loans.
                          ------------------------------------------------------
                  (a) Whenever the Borrower desires to obtain or continue a Loan hereunder or to convert an outstanding Loan into a Loan of another type provided for in this Agreement, the Borrower shall notify the Agent (which notice shall be irrevocable) by telephone, telecopy, telex or cable received no later than
(i) 12:30 p.m. Boston time on the date on which the requested Loan is to be made or continued as or converted to a Prime Rate Loan, and (ii) 12:30 p.m. Boston time on the date two (2) Business Days before the day on which the requested Loan is to be made or continued as or converted to a LIBOR Rate Loan. Each such notice shall be made to the Agent by an individual purporting to be the Chairman, President, Senior Vice President-Finance or Controller of the Borrower (or such other duly authorized representative of the Borrower identified to the Agent in writing), and shall specify (A) the effective date of each Loan or portion thereof to be continued or converted (which must be a Business Day), (B) the amount of such Loan (which must be a minimum of $100,000 for a Prime Rate Loan and $500,000 and in increments of $100,000 for a LIBOR Rate Loan), (C) the interest rate option to be applicable thereto, and (D) the duration of the applicable Interest Period, if any (subject to the provisions of 'the definition of Interest Period and Section 2.6). Each such notification (a "Notice of Borrowing or Conversion") shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit D attached hereto, provided that if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error.

         The Agent shall give the Banks notice of each Notice of Borrowing or Conversion in accordance with the Agent's customary practice. The Borrower agrees to indemnify and hold the Agent and the Banks harmless for any action, including the making of any Loan hereunder, or loss or expense, taken or incurred by the Agent or the Banks in good faith reliance upon any such request.

                  (b) Subject to the terms and conditions of this Agreement, so long as the Agent shall have provided the Banks with notice of each Notice of Borrowing or Conversion prior to 2:00 p.m. on the date of the Agent's receipt of such notice, each Bank shall make available by 3:00 p.m. on the effective date of the requested Loan, at the office of the Agent specified in Section 15.3, in immediately available funds, such Bank's Commitment Percentage of each Loan. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III hereof, the Agent will credit such funds to the Borrower's demand deposit account with the Agent.

                  (c) Unless the Agent shall have received notice from a Bank prior to the date of any Loan that such Bank will not make available to the Agent such Bank's Commitment Percentage of such Loan, the Agent may assume that such Bank has made such funds available to the Agent on the date of such Loan in accordance with and as provided in this Section 2.2, and the Agent may, in reliance upon such assumption (but shall have no obligation to) make available on such date a corresponding amount to the Borrower. If and to the extent any Bank shall not have made its Commitment Percentage of any Loan available to the Agent and the Agent shall have made available a corresponding amount to the Borrower, such Bank agrees to pay to the Agent forthwith on demand, and the Borrower agrees to repay to the Agent within two (2) Business Days after demand (but only after demand for payment has first been made to such Bank and such Bank has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall have made such amount available to the Borrower until the date such amount is paid or repaid to the Agent, at an interest rate equal to the interest rate applicable to such Loans. If such Bank shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Bank's Loan for purposes of this Agreement. If the Borrower makes a repayment required by the foregoing provisions of this Section 2.2(c) and thereafter the applicable Bank or Banks make the payments to the Agent required by this Section 2.2(c), the Agent shall promptly refund the amount of the Borrower's payment.

                  (d) The failure of any Bank to make any Loan shall not relieve any other Bank of its obligation, if any, hereunder to make its Commitment Percentage of such Loan on the date of such Loan, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank.

                  (e) Notwithstanding the foregoing provisions of this Section 2.2, no notice of borrowing or minimum borrowing amounts shall be required for any Advance which is made in accordance with "target balance" services provided by the Agent, and each such Advance shall, unless otherwise agreed by the Agent and the Borrower, be a Prime Rate Loan.

         Section 2.3.      Interest on Advances.
                           ---------------------

         Subject to the provisions of Section 2.4, the Borrower shall pay interest on the unpaid balance of each Prime Rate Loan from time to time outstanding at a per annum rate equal to the Applicable Prime Rate, and shall pay interest on each LIBOR Rate Loan at a rate per annum equal to the Applicable LIBOR Rate. Interest on Prime Rate Loans shall be payable in arrears on the last day of each January, April, July and October, commencing January 31, 1995, and continuing until all of the Indebtedness of the Borrower to the Banks hereunder shall have been fully paid. Interest on LIBOR Rate Loan shall be paid for the applicable Interest Period on the last day thereof and when such LIBOR Rate Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         Section 2.4.      Additional Payments.
                           --------------------

         During the continuance of any Event of Default, the Borrower shall, on demand, pay to the Banks interest on the unpaid principal balance of the Loan and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to the applicable interest rate on Loans hereunder plus two percent(2%).

         Section 2.5.      Computation of Interest, Etc.
                           -----------------------------

         Interest hereunder and under the Notes shall be computed on the basis of a 360-day year for the number of days actually elapsed. Any increase or decrease in the interest rate on the Notes resulting from a change in the Prime Rate shall be effective immediately from the date of such change. No interest payment or interest rate charged hereunder shall exceed the maximum rate authorized from time to time by applicable law. The outstanding amount of the Loans as reflected on the Agent's and the Banks' records from time to time shall be considered correct and binding on the Loan Parties (absent manifest error) unless within thirty (30) days after receipt of any notice by the Agent or any Bank of such outstanding amount, the Loan Parties notify the Agent or such Bank to the contrary.

         Section 2.6.      Duration of Interest Periods.
                           -----------------------------

                  (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Loan by delivering to the Agent a Notice of Borrowing or Conversion evidencing such election received no later than 10:00 a.m. Boston time on the date one (1) Business Day before the end Of the then applicable Interest Period if such Loan is to be continued as or converted to a Prime Rate Loan and two (2) Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or convened to a LIBOR Rate Loan.

                  (b) If the Agent does not receive a notice of election of duration of an Interest Period for a LIBOR Rate Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default exists, the Borrower shall be deemed to have elected to convert such Loan in whole into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto.

                  (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the final scheduled maturity date of the Term Loan.

         Section 2.7.      Commitment Fee.
                           ---------------

         For the period from the Closing Date of this Agreement to the Revolving Credit Termination Date, the Borrower shall pay to the Agent, for the ratable account of the Banks, a commitment fee (the "Commitment Fee") calculated at the Applicable Commitment Fee

Percentage on the difference between the Maximum Credit Amount and the daily average principal amount of the Advances outstanding from time to time. The commitment fee shall be payable quarterly in arrears on the last day of each January, April, July and October, commencing January 31, 1995.

         Section 2.8.      Reduction and Termination by the Borrower.
                           ------------------------------------------

         Subject to the provisions of Section 4.7 hereof with respect to LIBOR Rate Loans, the Borrower may, at its option, at any time and from time to time prior to the Revolving Credit Termination Date, reduce in pan (in integral multiples of $500,000) or terminate in whole the unused portion of the Maximum Credit Amount on not less than five (5) Business Days' notice to the Agent by telephone, telecopy, telex or cable, in each case confirmed immediately in writing. After any such termination, the Borrower may not reinstate the portion terminated.

         Section 2.9.      Increased Costs Etc.
                           --------------------

                  (a) Anything here in to the contrary notwithstanding, if any changes in present or future applicable law (which term "applicable law", as used in this Agreement, includes statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time heretofore or hereafter made upon or otherwise issued to the Banks by any central bank or other fiscal, monetary or other authority, whether or not having the force of law), including without limitation any change according to a prescribed schedule of increasing requirements, whether or not known or in effect as of the date hereof, shall (i) subject any Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the payment to any Bank of any amounts due to it hereunder, or (ii) materially change the basis of taxation of payments to the Banks of the principal of or the interest on the Loans or any other amounts payable to the Banks hereunder, or (iii) impose or increase or render applicable any special or supplemental deposit or reserve or similar requirements or assessment against assets held by, or deposits in or for the account of, or any liabilities of, or loans by an office of any Bank in respect of the transactions contemplated herein, or (iv) impose on any Bank any other condition or requirement with respect to this Agreement or any Loan, and the result of any of the foregoing is (A) to increase the cost to any Bank of making, funding or maintaining all or any part of the Loans, or (B) to reduce the amount of principal, interest or other amount payable to any Bank hereunder, or (C) to require any Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case not otherwise provided for hereunder, the Borrower will upon demand made by such Bank promptly following the Bank's receipt of notice pertaining to such matters accompanied by calculations thereof in reasonable detail, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum; provided that the foregoing provisions of this sentence shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from any taxes charged upon or by reference to the overall net income, profits or gains of the Bank.

                  (b) Anything herein to the contrary notwithstanding, if, after the date hereof, any Bank shall have determined that any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law), including, without limitation, any change according to a prescribed schedule of increasing requirements, whether now existing or hereafter in effect, regarding capital requirements for banks or bank holding companies generally, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any of the foregoing, either imposes a requirement upon the Bank to allocate additional capital resources or increases the Bank's requirement to allocate capital resources or the Bank's commitment to make, or to the Bank's maintenance of, Loans hereunder, which has or would have the effect of reducing the return on such Bank's capital to a level below that which such Bank could have achieved (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming full utilization of the Bank's capital) but for such applicability, change, interpretation, administration or compliance, by any amount deemed by such Bank to be material, such Bank shall promptly after its determination of such occurrence give notice thereof to the Borrower. In such event, commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder to such Bank shall increase by an amount which will, in such Bank's reasonable determination, evidenced by calculations in reasonable detail furnished to the Borrower, compensate the Bank for such reduction, the Bank's determination of such amount to be conclusive and binding upon the Loan Parties, absent manifest error. In determining such amount, the Bank may use any reasonable methods of averaging, allocating or attributing such reduction among its customers.

         Section 2.10.     ABILITY OF LIBOR PRICING OPTION; CHANGED
CIRCUMSTANCES.

         In the event that:

                  (a) on any date on which the LIBOR Rate would otherwise be set, the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the LIBOR Rate; or

                  (b) at any time the Agent shall have determined in good faith (which determination shall be final and conclusive and which determination may not be based solely upon a change in the LIBOR Rate) that:

         (i) the implementation of the LIBOR Pricing Option has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the London interbank market, or (B) compliance by the Agent in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

         (ii) the LIBOR Rate shall no longer represent the effective cost to the Banks for U.S. dollar deposits in the London interbank market for deposits in which they regularly participate;

then, and in such event, the Agent shall forthwith so notify the Borrower and the Banks thereof (the "Changed Circumstances Notice"). Until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Agent and the Banks to allow election by the Borrower of a LIBOR Pricing Option shall be suspended. If at the time the Agent provides a Changed Circumstances Notice to the Borrower, the Borrower has previously given the Agent a Notice of Borrowing or Conversion electing a LIBOR Rate Loan, but such LIBOR Pricing Option has not yet gone into effect, such Notice of Borrowing or Conversion shall automatically be deemed to be a request for a Prime Rate Loan. Upon such date as shall be specified in the Changed Circumstance Notice (which shall not be earlier than the date such notice is given) all outstanding LIBOR Rate Loans shall automatically convert to Prime Rate Loans and, in the event of an occurrence of the type specified in Section 2.10(b), the Borrower shall pay any amounts required to be paid pursuant to Section 4.7. The Agent shall notify the Borrower and the Banks at such time as the circumstances giving rise to the Changed Circumstances Notice no longer apply.

         Section 2.11.     Use of Proceeds.
                           ----------------

         The proceeds of the initial Advance shall be used by the Borrower exclusively to repay all existing Indebtedness of the Borrower to Fleet. The proceeds of all subsequent Advances shall be used by the Borrower for general working capital and ordinary corporate purposes, including the addition of new restaurants to be owned by URI or any of its Subsidiaries and to fund advances to UFI and PUC to be used for their respective general working capital and ordinary corporate purposes as and to the extent permitted hereunder. None of the Borrower, UFI or PUC will, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or to purchase or lease any real property for use other than in connection with the conduct of the business in which they are engaged on the date of this Agreement.

         Section 2.12.     Guaranties.
                           -----------

                  (a) GUARANTIES OF BANK OBLIGATIONS. For value received and hereby acknowledged and as an inducement to the Banks to make the Loans available to the Borrower, each of the Guarantors hereby unconditionally guaranties to the Agent and the Banks (i) the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Bank Obligations of the Borrower, and (ii) the performance and observance by the Borrower of all of its obligations under this Agreement and each other Bank Agreement and all agreements, warranties and covenants applicable to the Borrower in this Agreement and all other applicable Bank Agreements (collectively, the "Guarantied Obligations").

                  (b) GUARANTIES ABSOLUTE. Each of the Guarantors hereby guaranties that the Guarantied Obligations will be paid strictly in accordance with the terms of any instruments evidencing such Guarantied Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The liability of each of the Guarantors under this Guaranty with regard to the Guarantied Obligations shall, to the extent permitted by law, be absolute and unconditional irrespective of:

                           (i) any lack of validity or enforceability of this Agreement or any other Bank Agreement with respect to any other Loan Party;

                           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantied Obligations or any other amendment or waiver of or any consent to departure from any of the terms of any Bank Agreement;

                           (iii) any exchange, release or non-perfection of a lien on any collateral for the Guarantied Obligations, or any release or amendment or waiver of or consent to departure from any other guaranty for all or any part of the Guarantied Obligations;

                           (iv) any change in ownership of any of the Loan Parties;

                           (v) any acceptance of any partial payment(s) from the Borrower; or

                           (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of the Loan Parties in respect of the Guarantied Obligations.

         The Guaranties set forth in this Section 2.12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guarantied Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of any of the Loan Parties, or otherwise, all as though such payment had not been made.

                  (c) EFFECTIVENESS, ENFORCEMENT. The Guaranties set forth in this Section 2.12 shall be effective and shall be deemed to be made as of the date of this Agreement. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any of the Loan Parties, and no defect in or insufficiency or want of powers of any of the Loan Parties or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against these Guaranties. These Guaranties are continuing Guaranties and shall (i) survive any termination of this Agreement, and (ii) remain in full force and effect until payment in full of, and performance of all Guarantied Obligations and all other amounts payable under these Guaranties. These Guaranties are made for the benefit of the Agent and the Banks and their respective successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Agent or any Bank first to exercise any rights against the Borrower or the Affiliate Guarantors or to exhaust any remedies available to them against the Borrower or the Affiliate Guarantors or to resort to any other source or means of obtaining payment of any of the Guarantied Obligations or to elect any other remedy.

                  (d) WAIVER. To the extent permitted by law, each of the Guarantors hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guarantied Obligations and these Guaranties and any requirement that the Agent or the Banks protect, secure, perfect or otherwise take action to ensure any security interest or lien on any property subject thereto (if any) or exhaust any right or take any action against any other Guarantors, any Affiliate Guarantor, or any other Person or any collateral for the Guarantied Obligations. Each of the Guarantors also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of the Guarantied Obligations by virtue of any statute of limitation, valuation, stay, moratorium law or other similar law now or hereafter in effect.

                  (e) SUBORDINATION; SUBROGATION RIGHTS. Until the payment and performance in full of all Bank Obligations: (i) none of the Guarantors shall exercise any rights against the Borrower or any other Guarantor arising as a result of payment by such Guarantor under these Guaranties; (ii) none of the Guarantors will prove any claim in competition with the Agent or the Banks in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; (iii) none of the Guarantors will claim any set-off or counterclaim against the Borrower or any other Guarantor in respect of any liability of such Guarantor to the Borrower or such other Guarantor; and (iv) each Guarantor hereby waives any benefit of and any right to participate in collateral which may be held by' the Agent or the Banks (if any). The payment of any amounts due with respect to any Indebtedness of the Borrower or any other Loan Party now or hereafter held by any of the Guarantors (the "Affiliate Subordinated Indebtedness") is hereby subordinated to the prior payment in full of the Bank Obligations in the manner set forth in this paragraph. The Borrower and each of the Guarantors agrees that after the occurrence of any Default, neither the Borrower nor any other Loan Party shall, directly or indirectly, make any payment on account of the Affiliate Subordinated Indebtedness, or demand, sue for, or otherwise attempt to collect any such Affiliate Subordinated Indebtedness until the Guarantied Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall, after the occurrence of any Default, collect or receive any amounts in respect of such Affiliate Subordinated Indebtedness, such amounts shall be collected and received by such Guarantor as trustee for the Agent and the Banks and shall be paid over to the Agent on account of the Guarantied Obligations without affecting in any manner the liability of such Guarantor under the other provisions of its Guaranty.

                  (f) LIABILITY OF LOAN PARTIES; ADDITIONAL GUARANTIES. The Guaranties established under this Section 2.12 are unlimited as to each Guarantor, and each Guarantor shall be jointly and severally liable with each other and with any other guarantor of the Bank

Obligations, in respect of the Guarantied Obligations. These Guaranties shall be separate and in addition to any and all other Guaranties of the Guarantied Obligations, including, without limitation, the Affiliate Guaranty Agreements.

         ARTICLE 3.  CONDITIONS OF THE ADVANCES

Section 3.1.      Conditions to First Advance.
                  ----------------------------

         The Banks' obligations to make the first Advance shall be subject to compliance by the Loan Panics with their respective agreements contained in this Agreement, and to the condition precedent that the Banks shall have received each of the following, in form and substance satisfactory to the Banks and the Agent's counsel or in the form attached hereto as an Exhibit, as the case may be:

                  (a) the Notes duly executed by the Borrower in favor of each Bank;

                  (b) the Affiliate Guaranty Agreement duly executed by each of the Affiliate Guarantors;

                  (c) copies of the resolutions of the Board of Directors of each of the Loan Parties and each of the Affiliate Guarantors authorizing the execution, delivery and performance of this Agreement, the Notes, the Affiliate Guaranty Agreement, and the other Bank Agreements to which each of them is a party, certified by the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of each such corporation (which certificate shall state that such resolutions are in full force and effect);

                  (d) a certificate of the Secretary or an Assistant Secretary (or Clerk or Assistant Clerk) of each of the Loan Parties and each of the Affiliate Guarantors certifying the name and signatures of the officers of each such corporation authorized to sign this Agreement, the Notes, the Affiliate Guaranty Agreement, and the other Bank Agreements to which each such corporation is a party and the other documents to be delivered by the Loan Parties hereunder;

                  (e) certificates of legal existence or good standing for each of the Loan Parties and each of the Affiliate Guarantors issued by the appropriate Delaware, Massachusetts and other governmental authorities;

                  (f) the opinion of Messrs. Brown, Rudnick, Freed & Gesmer, counsel to the Loan Parties and the Affiliate Guarantors, dated the date of execution of this Agreement, in substantially the form of EXHIBIT C hereto;

                  (g) a certificate of duly authorized officers of each of the Loan Parties, dated the date of execution of this Agreement, to the effect that
(i) the representations and warranties of the Loan Parties herein and in all other Bank Agreements are true and correct as of the date hereof, (ii) all conditions precedent on the pan of each of the Loan Parties to the execution and delivery hereof and of all other Bank Agreements have been satisfied, and (iii) upon execution and delivery of this Agreement and all other Bank Agreements no Default will exist hereunder or thereunder; and

                  (h) such other documents, certificates and opinions as the Agent or any Bank may reasonably request.

         Section 3.2.      Conditions to All Advances.
                           ---------------------------

         The Banks' obligation to make any Loan pursuant to this Agreement shall be subject to compliance by each of the Loan Parties with its respective agreements contained in this Agreement and each other Bank Agreement, and to the satisfaction, at or before the making of each Loan, of all of the following conditions precedent:

                  (a) The representations and warranties here in and those made by or on behalf of the Loan Parties and the Affiliate Guarantors in any other Bank Agreement shall be correct in all material respects as of the date on which any Loan is made, with the same effect as if made at and as of such time (except as to transactions permitted hereunder and except that the references in Article 5 to the 1994 Financial Statements shall be deemed to refer to the most recent annual financial statements furnished to the Banks pursuant to Section 6.2 hereof);

                  (b) On the date of any Loan hereunder, there shall exist no Default; and

                  (c) The making of the requested Loan shall not be prohibited by any law or governmental order or regulation applicable to the Banks, the Agent or the Borrower and all necessary consents, approvals and authorizations of any Person (other than the Banks) for any such Loan shall have been obtained.

         The request by the Borrower for each Loan, and the acceptance by the Borrower of each such Loan, shall be deemed a representation and warranty by the Borrower that the conditions specified above in this Section 3.2 have been satisfied.

         ARTICLE 4. PAYMENT AND REPAYMENT

Section 4.1.      Mandatory Prepayment.
                  ---------------------

         If at any time the Maximum Credit Amount shall be less than the aggregate outstanding principal balance of the Loans made hereunder, the Borrower shall immediately repay to the Agent for the account of the Banks an amount equal to said difference.

         Section 4.2.      Voluntary Prepayment.
                           ---------------------

         The Borrower may make prepayments to the Agent for the account of the Banks of any outstanding principal amount of the Loans which are Prime Rate Loans at any time prior to 12:30 p.m. (Boston, Massachusetts time) on any Business Day without premium or penalty. The Borrower may make prepayments to the Agent for the account of the Banks of any outstanding principal amount of Loan which are LIBOR Rate Loan at any time prior to 12:30 p.m. (Boston,

Massachusetts time) on any Business Day, subject, however, to the premiums and penalties set forth in Section 4.7.

         Section 4.3.      Payment and Interest Cutoff.
                           ----------------------------

         Notice of each prepayment pursuant to Section 4.2 shall be given to the Agent (i) in the case of prepayment of Prime Rate Loan, not later than 12:00 noon (Boston, Massachusetts time) on the date of payment, and (ii) in the case of prepayment of LIBOR Rate Loans on any day other than the last day of the Interest Period applicable thereto, not later than 12:00 noon (Boston, Massachusetts time) one Business Day prior to the proposed date of payment, and, in each case, shall specify the total principal amount of the Loans to be paid on such date. Notice of prepayment having been given in compliance with this
Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrower shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of any Loan so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

         Section 4.4.      Payment or Other Actions on Non-business Days.
                           ----------------------------------------------

         Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Commitment Fees, as the case may be. In the case of any other action the last day for performance of which shall be a day other than a Business Day, the date for performance shall be extended to the next succeeding Business Day.

         Section 4.5.      Method and Timing of Payments.
                           ------------------------------

                  (a) All payments required to be made pursuant to the provisions of this Agreement and any other Bank Agreement, and all prepayments pursuant to Section 4.1, may be charged by the Agent against the Borrower's accounts with the Agent, for the account of the respective Banks in proportion to their respective Commitment Percentages hereunder. Each Loan Party hereby authorizes the Agent and the Banks, without notice to the Loan Parties, to charge against any account of the Loan Parties with the Agent or such Bank an amount equal to the accrued interest, principal and other amounts from time to time due and payable to the Agent and the Banks hereunder and under all other Bank Agreements.

                  (b) The Borrower shall make each payment to be made by it hereunder not later than 12:30 p.m. (Boston time) on the day when due in lawful money of the United States to the Agent at its address set forth in Section 13.2 in immediately available funds. The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Banks. Any payment made by the Borrower to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Banks.

         Section 4.6.      Sharing of Payments, Etc.
                           -------------------------

         If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of payments in respect thereof, such Bank shall forthwith purchase from each other Bank such participations in the Loans held by such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each other Bank; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 4.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

         Section 4.7.      Payments Not at End of Interest Period.
                           ---------------------------------------

         If the Borrower for any reason makes any payment of principal with respect to any LIBOR Rate Loan on any day other than the last day of the Interest Period applicable to such LIBOR Rate Loan, including without limitation by reason of acceleration, or fails to borrow a LIBOR Rate Loan after electing a LIBOR Pricing Option with respect thereto pursuant to Section 2.2(a) or 2.6, the Borrower shall pay to the Agent, for the account of the Banks, an amount computed pursuant to the following formula:

                            L = (R-T)xPxD
                                ----------
                                   360

                  L   =  amount payable to the Agent

                  R   =  interest rate on such LIBOR Rate Loan

                  T   =  effective interest rate per annum at which
                         any readily marketable bond or other
                         obligation of the United States, selected in the Agent's sole discretion, maturing on or near the last day of the then applicable
                         Interest Period of such LIBOR Rate Loan and in approximately the same amount as such LIBOR Rate Loan can be purchased by the Agent on the day of such payment of principal or failure to borrow

                  P   =  the amount of principal prepaid or the
                         amount of the requested LIBOR Rate Loan

                  D   =  the number of days remaining in the
                         Interest Period as of the date of such
                         payment or the number of days of the
                         requested Interest Period

The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

         ARTICLE 5. REPRESENTATIONS AND WARRANTIES

         In order to induce the Banks to enter into this Agreement and make the Loan as contemplated hereby, the Loan Parties hereby make the following representations and warranties:

         Section 5.1.      Corporate Existence, Good Standing, Etc.
                           ----------------------------------------

         URC and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has corporate power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Each of the Loan Parties has the corporate power to enter into and perform this Agreement and all other Bank Agreements to which each of them is a party, and, in the case of the Borrower, to execute and deliver the Notes. Each Subsidiary has the corporate power to enter into and perform each Bank Agreement to which it is a party. Certified copies of the charter documents and By-Laws of each of the Loan Parties and each Affiliate Guarantor have been delivered to the Agent and are true, accurate and complete as of the date hereof.

         Section 5.2.      Principal Place of Business; Location of Records.
                           -------------------------------------------------

         The principal place of business of the Borrower and each other Loan Party is located at 100 Charles Park Road, West Roxbury, MA 02132. All of the books and records or true and complete copies thereof relating to the accounts and contracts of the Borrower and each Loan Party are and will be kept at such location.

         Section 5.3.      Qualification.
                           --------------

         URC and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or leasing of properties or the conduct of its business requires it to be qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

         Section 5.4.      Subsidiaries.
                           -------------

         URC's Subsidiaries and their respective jurisdiction of incorporation are listed in SCHEDULE 5.4, and all of the issued and outstanding capital stock of each such Subsidiary is owned by URC, UHC or the Borrower, as listed in
SCHEDULE 5.11.

         Section 5.5.      Corporate Power.
                           ----------------

         The execution, delivery and performance of this Agreement, the Notes and all other Bank Agreements and other documents delivered by the Loan Parties or any Subsidiary to the Bank, and the incurrence of Indebtedness to the Bank hereunder or thereunder:

                  (a) are within the corporate powers of each Loan Party and each Subsidiary Guarantor, as the case may be, having been duly authorized by its Board of Directors or other similar governing body, and, if required by law, by its charter documents or by its By-Laws, by its stockholders;

                  (b) do not require any approval or consent of, or filing with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Agent) and are not in contravention of law or the terms of the charter documents or By-Laws of any Loan Party or any Subsidiary Guarantor or any amendment thereof; and

                  (c) do not

                  (i) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Loan Party or any Subsidiary Guarantor is a party or by which any Loan Party or any Subsidiary Guarantor or any of their respective properties are bound or affected, which gives any Person the fight (immediately or upon the giving of notice, the passage of time, or otherwise) to accelerate any material amount of Indebtedness or terminate any material right of URC or any Subsidiary,

                  (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by any Loan Party or any Subsidiary Guarantor, except as provided in the Bank Agreements, or

                  (iii) result in a violation of or default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, now in effect having applicability to any Loan Party or any Subsidiary Guarantor, or to any of their respective properties.

         Section 5.6.      Valid and Binding Obligations.
                           ------------------------------
         This Agreement, the Notes, and all the other Bank Agreements executed in connection herewith and therewith constitute, the valid and binding obligations of the Loan Parties and their Subsidiaries party thereto, as the case may be, enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to bankruptcy, insolvency, moratorium and other laws affecting the rights and remedies of creditors and secured parties and to the exercise of judicial discretion in accordance with general equitable principles.

         Section 5.7.      Other Agreements.
                           -----------------

         Except for the agreements, leases and instruments listed under Pan IV,
Item 14(a)(3) of the URC Annual Report on Form 10-K for the fiscal year ended October 2, 1994, neither URC nor any of its Subsidiaries is a party to any indenture, loan or credit agreement, or any lease or other agreement or instrument, or subject to any charter or corporate restriction, which is likely to have a Material Adverse Effect or a material adverse effect on the ability of URC or any such Subsidiary to carry out any of the provisions of this Agreement, the Notes or any of the Bank Agreements executed in connection herewith and therewith.

         Section 5.8.      Payment of Taxes.
                           -----------------

         URC and each of its Subsidiaries has filed all tax returns which are required to be filed by them and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. All federal tax returns of URC and its Subsidiaries through their fiscal year ended in 1992 have been audited by the Internal Revenue Service are not subject to such audit by virtue of the expiration of the applicable period of limitation, and except as described in SCHEDULE 5.8, the results of such audits are fully reflected in the balance sheet contained in the 1994 Financial Statements. URC knows of no material additional assessments since such date for which adequate reserves appearing in the balance sheet contained in the 1994 Financial Statements have not been established. URC and its Subsidiaries have made adequate provisions for all current taxes, and in the opinion of URC, except as described in SCHEDULE 5.8. there will not be any additional assessments for any fiscal periods prior to and including that which ended on the date of said balance sheet in excess of the amounts reserved therefor.

         Section 5.9.      Financial Statements.
                           ---------------------

         All balance sheets, statements and other financial information furnished to the Banks in connection with this Agreement and the transactions contemplated hereby (each of which is listed on SCHEDULE 5.9), including, without limitation, the 1994 Financial Statements, have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly the consolidated financial condition of URC and its Subsidiaries and all such information so furnished is true, correct and complete.

         Section 5.10.     Other Materials Furnished.
                           --------------------------

         All material written information, exhibits, memoranda or reports furnished by or on behalf of URC or its Subsidiaries to the Banks in connection with the negotiation of this Agreement is set forth in SCHEDULE 5.10. None of such materials contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

         Section 5.11.     Stock.
                           ------

         There are presently issued by URC and its Subsidiaries and outstanding the shares of capital stock indicated on SCHEDULE 5.11. URC and its Subsidiaries have received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares have been duly authorized,' validly issued and are fully paid and non-assessable. URC and its Subsidiaries have no other capital stock of any class outstanding.

         Section 5.12.     Changes in Condition.
                           ---------------------

         Except as set forth in SCHEDULE 5.12, since the date of the latest balance sheet listed on SCHEDULE 5.9, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of URC and its Subsidiaries taken as a whole, and neither URC nor any such Subsidiary has entered into any transaction outside of the ordinary course of business which is material to URC, or to URC and its Subsidiaries taken as a whole. Except as set forth in SCHEDULE 5.12, neither URC nor any of its Subsidiaries has any known contingent liabilities which are not referred to in such balance sheet and which are material to URC and its Subsidiaries taken as a whole.

         Section 5.13.     Assets, Licenses, Etc.
                           ----------------------

         (a) URC and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all of their assets, real and personal, including the assets carried on its books and reflected in the latest balance sheet listed on SCHEDULE 5.9, subject to no liens, charges or encumbrances, except for (i) liens, charges and encumbrances described in SCHEDULE 5.13(a) or permitted by
Section 9.2 hereof, and (ii) assets sold, abandoned or otherwise disposed of in the ordinary course of business.

         (b) URC and its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, necessary to conduct their business substantially as now conducted and as presently proposed to be conducted. URC has provided the Agent with a list of its and its Subsidiaries patents, trademarks, tradenames and material franchises (the "Material Rights"). URC and its Subsidiaries have no obligation to compensate any third party for the use of the Material Rights, and to the best knowledge of the Loan Parties, URC and its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

         (c) As of the date of this Agreement, the location of each Company Restaurant, the location of each restaurant operated by a Franchisee, the month and year each such restaurant opened, the name and address of each Franchisee, and the date each became a Franchisee, are set forth on SCHEDULE 5.13(c) hereto.

         Section 5.14.     Litigation.
                           -----------

         Except as described on SCHEDULE 5.14 hereto, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or, to the knowledge of URC, threatened, which involves a material risk of any judgment or liability not fully covered by insurance and which, if adversely determined, would result in a Material Adverse Effect, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against URC or any of its Subsidiaries which has or may have a Material Adverse Effect.

         Section 5.15.     Pension Plans.
                           --------------

         As of the date hereof, URC and its Subsidiaries have no Pension Plan subject to the minimum funding or termination insurance provisions of the Pension Reform Act.

         Section 5.16.     Outstanding Indebtedness.
                           -------------------------

         The outstanding amount of Indebtedness for borrowed money, including Capitalized Lease Obligations, of URC and its Subsidiaries as of the date hereof, is correctly set forth in SCHEDULE 5.16 hereto or permitted hereunder, and said Schedule correctly lists the credit agreements, guaranties, leases and other instruments pursuant to which such Indebtedness has been incurred and all security interests securing such Indebtedness.

         Section 5.17.     Environmental Matters.
                           ----------------------

         Except as set forth in SCHEDULE 5.17 hereto.

                  (a) None of URC, any of its Subsidiaries or any operator of any of their respective properties is in violation, or, to the Loan Parties' knowledge, is in alleged violation, of any Environmental Law, which violation would have a Material Adverse Effect.

                  (b) Neither URC nor any of its Subsidiaries has received written notice from any third party, including without limitation any federal, state, county, or local governmental authority, (i) that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as mended ("CERCLA") or any equivalent state law, with respect to any site or location; (ii) that any hazardous waste, as defined in 42 U.S.C. ss. 6903(5), any hazardous substances, as defined in 42 U.S.C. ss. 9601(14), any pollutant or contaminant, as defined in 42 U.S.C. ss. 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of, has been found at any site at which a federal, state, county, or local agency or other third party has conducted or has ordered URC, any Subsidiary or another third party or parties (E.G. a committee of potentially responsible parties) to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any actual or alleged release or threatened release of Hazardous Substances. For purposes of this Agreement, "release" means any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of Hazardous Substances into the environment.

                  (c) To the best of each Loan Party's knowledge: (i) URC, each of its Subsidiaries and each operator of any real property owned or operated by URC or any Subsidiary is in compliance, in all material respects, with all provisions of the Environmental Laws relating to the handling, manufacturing, processing, generation, storage or disposal of any Hazardous Substances; (ii) no portion of property owned, operated or controlled by URC or any Subsidiary has been used for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (iii) there have been no releases or threatened releases of Hazardous Substances on, upon, into or from any property owned, operated or controlled by URC or any of its Subsidiaries, which releases could have a Material Adverse Effect; (iv) there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of the real properties owned, operated or controlled by URC or any of its Subsidiaries which, through soil or groundwater contamination, may have come to be located on the properties of URC or any Subsidiary, which releases could have a Material Adverse Effect; (v) there were no releases of Hazardous Substances on, upon, from or into any real property formerly but no longer owned, operated or controlled by URC or its Subsidiaries at the time of such ownership, operation or control, which releases could have a Material Adverse Effect; .

                  (d) None of the properties of URC or any of its Subsidiaries is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

         Section 5.18.     Foreign Trade Regulations.
                           --------------------------

         Neither URC nor any of its Subsidiaries is (a) a person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive Order No. 8389, as amended, in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Pan 500, as amended), in the Cuban Assets Control Regulations of the United States Treasury Department (31 C.F.R., Chapter V, Part 515, as amended) or in the Regulations of the Office of Alien Property, Department of Justice (8 C.F.R., Chapter II, Part 507, as amended) or within the meanings of any of the said orders or regulations, or of any regulations, interpretations, or rulings issued thereunder, or in violation of said Orders or regulations or of any regulations, interpretations or rulings issued thereunder; or (b) an entity listed in Section 520.101 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Part 520, as amended).

         Section 5.19.     Governmental Regulations.
                           -------------------------

         None of URC, any of its Subsidiaries or any corporation controlling URC or under common control with URC is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, or is a common carrier under the Interstate Commerce Act, or is subject to any statute or regulation which regulates the incurring by URC of indebtedness for borrowed money, including statutes or regulations relating to common or contract carriers or to the sale of electricity, gas, steam, water, telephone or telegraph or other public utility services.

         Section 5.20.     Margin Stock
                           ------------

         Neither URC nor any of its Subsidiaries owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is URC or any such Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock. None of the Advances will be used, directly or indirectly, to purchase or carry any such "margin stock".

         ARTICLE 6. REPORTS

Section 6.1.      Interim Financial Statements and Reports.
                  -----------------------------------------

                  (a) As soon as available, and in any event within forty-five
(45) days after the end of the first three fiscal quarters of each fiscal year of URC, URC shall furnish the Agent and the Banks with (i) consolidated and consolidating balance sheets of URC and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and cash flow of URC and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP consistently applied (subject to the absence of footnotes and ordinary year end adjustments), and (ii) a Compliance Certificate.

                  (b) As soon as available, and in any event within forty-five
(45) days after the end of each fiscal quarter of URC, URC shall furnish the Agent and the Banks with statements of operations and cash flow for such fiscal quarter for each pizzeria restaurant location operated by URC and its Subsidiaries, such statements to be prepared in reasonable detail, in accordance with GAAP consistently applied and on a restaurant by restaurant basis.

         Section 6.2.      Annual Financial Statements.
                           ----------------------------

         As soon as available, but in any event within ninety (90) days after the end of each fiscal year of URC, URC shall furnish to the Agent and the Banks
(i) a consolidated balance sheet of URC and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, shareholders' equity and cash flow of URC and its Subsidiaries for such fiscal year, in each case reported on by Ernst & Young or other independent certified public accountants of recognized national standing, which report shall express, without reliance upon others, a positive opinion regarding the fairness of the presentation of such financial statements in accordance with GAAP consistently applied, said report to be without qualification, except in cases of unresolved litigation and accounting changes with which such accountants concur, and (ii) a Compliance Certificate.

         Section 6.3.      Notice of Defaults.
                           -------------------

         As soon as possible, and in any event within five (5) days after the occurrence of each Default, the Loan Parties shall furnish the Agent and the Banks with the statement of their respective chief executive officer or chief financial officer setting forth details of such Default and the action which the Loan Parties have taken or propose to take with respect thereto.

         Section 6.4.      Notice Of Litigation.
                           ---------------------

         Promptly after the 'commencement thereof, the Loan Parties shall furnish the Agent and the Banks written notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which URC or any of its Subsidiaries is a party or directly affecting any of their respective properties, which, if adversely determined, would have a Material Adverse Effect.

         Section 6.5.      Communications with Others.
                           ---------------------------

         At all times that the stock of URC is traded publicly, URC shall furnish the Agent and the Banks with copies of all regular, periodic and special reports and all registration statements which URC files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national or regional securities exchange.

         Section 6.6.      Reportable Events.
                           ------------------

         At any time that URC or any Subsidiary has a Pension Plan, the Loan Parties shall furnish to the Agent and the Banks, as soon as possible, but in any event within thirty (30) days after any Loan Party knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of its chief executive officer or chief financial officer setting forth the details of such Reportable Event and the action which URC or any Subsidiary has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

         Section 6.7.      Annual Pension Reports.
                           -----------------------

         At any time that URC or any Subsidiary has a Pension Plan, the Loan Parties shall furnish to the Agent and the Banks, promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report which is filed with respect to each Pension Plan for each plan year, including:

                  (a) a statement of assets and liabilities of such Pension Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year;

                  (b) an opinion of Ernst & Young (or other independent certified public accountants of recognized standing) relating to such Pension Plan to the extent that any such opinion for the Pension Plan is required by law; and

                  (c) an actuarial statement of such Pension Plan applicable to such plan year, together with an opinion of an enrolled actuary of recognized standing, to the extent that any such statement and/or opinion for the Pension Plan is required by law.

     Section 6.8. Reports to other Creditors.
                  ---------------------------

     Promptly after filing the same, each Loan Party shall furnish to the Agent and the Banks copies of any compliance certificate and other information furnished to any other holder of the securities (including debt obligations) of URC or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Agent and the Banks pursuant to any other provision of this Agreement.

     Section 6.9. Management Letters.
                  -------------------

     Promptly after the receipt thereof, URC shall furnish to the Agent and the Banks copies of any written recommendations concerning the management, finances, financial controls, or operations of URC and its Subsidiaries received from URC's independent public accountants.

     Section 6.10. Environmental Reports.
                   ----------------------

     The Loan Parties shall provide the Agent and the Banks: (a) not later than ten (10) days after written notice thereof, notice of any enforcement actions, or, to the knowledge of the Loan Parties, threatened enforcement actions affecting the Loan Parties or any Subsidiary by any Governmental Authority related to Environmental Laws; (b) copies, promptly after they are received, of all orders, notices of responsibility, notices of violation, notices of enforcement actions, and assessments, and other written communications pertaining to any such orders, notices, claims and assessments received by the Loan Parties or any Subsidiary from any Governmental Agency; (c) not later than seven (7) days after written notice thereof, notice of any civil claims or threatened civil claims affecting the Loan Parties or any Subsidiary by any third party alleging any violation of Environmental Laws; (d) copies of all cleanup plans, site assessment reports, response plans, remedial proposals, or other submissions of the Loan Parties or any Subsidiary, other third party (e.g., committee of potentially responsible parties at a Superfund site), or any combination of same, submitted to a Governmental Agency in response to any communication referenced in subsections (a) and Co) herein as soon as possible and in any event within five (5) Business Days after their submission to such Governmental Agency; and (e) from time to time, on request of the Agent, evidence satisfactory to the Agent of URC's and its Subsidiaries' insurance coverage, if any, for any environmental liabilities.

     Section 6.11. Senior Note Purchase Agreement.
                   -------------------------------

          (a) As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower shall furnish the Agent and the Banks with a certificate executed by the chief executive officer or chief financial officer of the Borrower setting forth in reasonable detail a calculation of the financial test described in Section 10. l(d)(i) of the Senior Note Purchase Agreement, as of the end of such fiscal monthly period.

          (b) The Loan Parties shall notify the Agent in advance of any modification, amendment or waiver of any of the provisions of the Senior Note Purchase Agreement and, promptly upon execution thereof, shall furnish to the Agent and the Banks copies of any such modifications, amendments or waivers. As soon as possible, and in any event within five (5)

Business Days after the occurrence of a default under the Senior Note Purchase Agreement, the Loan Parties shall furnish the Agent and the Banks with the statement of their respective chief executive officer or chief financial officer setting forth details of such default and the action which the Loan Parties have taken or propose to take with respect thereto.

     Section 6.12. Annual Projections.
                   -------------------

     Within 90 days after the end of each fiscal year of URC and its Subsidiaries, the Borrower shall furnish to the Agent and the Banks consolidated financial projections for URC and its Subsidiaries for the then current fiscal year in form consistent with the Long Range Plan dated October 20, 1994 previously delivered by the Borrower to the Agent.

     Section 6.13. Miscellaneous.
                   --------------

     The Loan Parties shall provide the Agent and the Banks with such other information as the Agent or any Bank may from time to time reasonably request respecting the business, properties, condition or operations, financial or otherwise, of URC and its Subsidiaries.

     ARTICLE 7. FINANCIAL RESTRICTIONS

     On and after the date hereof, until all of the Bank Obligations shall have been paid in full and the Banks shall have no commitments to lend hereunder, the Loan Parties shall observe the following covenants:

     Section 7.1. Consolidated Tangible Net Worth.
                  --------------------------------

     URC will at all times maintain Consolidated Tangible Net Worth in an amount not less than the sum of (i) $52,264,000, PLUS (ii) 50 % of the sum of Consolidated Net Income (0 % in the case of a deficit) for each fiscal quarter ending after October 2, 1994, PLUS (iii) 100% of the net proceeds received by URC in connection with any offering of its capital stock.

     Section 7.2. Cash Flow Coverage Ratio.
                  -------------------------

     URC and its Subsidiaries shall maintain a ratio of Consolidated Adjusted EBITDA to the sum of (i) Consolidated Total Debt Service, PLUS (ii) Consolidated Maintenance Capital Expenditures, PLUS (iii) all cash dividends paid by URC on its capital stock, PLUS (iv) all taxes paid by URC and its Subsidiaries in cash, for each four fiscal quarter period ending during the periods indicated below, of not less than the ratio set forth opposite each such period:

Date/Period                                           Ratio
-----------                                           -----

Closing Date through the date preceding               1.45:1.0
Second Fiscal Quarter End 1995


Second Fiscal Quarter End 1995                        1.70:1.0
through the date preceding
Second Fiscal Quarter End 1996

Second Fiscal Quarter End 1996                        1.80:1.0
through the date preceding Second
Fiscal Quarter End 1997

Second Fiscal Quarter End 1997                        2.00:1.0
through the date preceding
Third Fiscal Quarter End 1998

Third Fiscal Quarter End 1998                         1.75:1.0
through the date preceding
First Fiscal Quarter 1999

First Fiscal Quarter End 1999                         1.75:1.0
Through the date preceding
First Fiscal Quarter 1999

First Fiscal Quarter End 1999                         1.40:1.0
through the date preceding
Fourth Fiscal Quarter End 2000

Fourth Fiscal Quarter End                             1.60:1.0
2000 and thereafter



     Section 7.3. Ratio of Consolidated Liabilities to Consolidated Tangible Net
                  --------------------------------------------------------------
                  Worth.
                  ------
     URC shall at all times maintain a ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of not more than 1.35 to 1.0.

     Section 7.4. Profitability.
                  --------------

     URC shall earn Consolidated Net Income in each fiscal quarter of not less than $1.

     Section 7.5. Operating Cash Flow.
                  --------------------

     For each four fiscal quarter period, commencing with the period ending January 1, 1995, total Operating Cash Flow for all Company Restaurants having negative Operating Cash Flow shall not exceed 2 % of total Operating Cash Flow of all Company Restaurants for each such period. For purposes of calculating total Operating Cash Flow there shall be excluded from all such calculations Operating Cash Flow for any Company Restaurant(s) which have been in operation less than two full fiscal quarters. Operating Cash Flow for any new Company Restaurant in operation for more than two full fiscal quarters shall be determined (i) for the initial four quarter period including such new Company Restaurant's third full fiscal quarter of operation, by annualizing Operating Cash Flow for such Company Restaurant for such third quarter, (ii) for the initial four quarter period including such new Company Restaurant's third and fourth full fiscal quarters of operation, by annualizing Operating Cash Flow for such Company Restaurant for such third and fourth quarters, and (iii) for any four quarter period thereafter, by reference to the four fiscal quarters of operation of such new Company Restaurant then ended.

     Section 7.6. Capital Expenditures.
                  ---------------------

     URC and its Subsidiaries shall not make or incur consolidated Capital Expenditures in excess of the amounts set forth below during each fiscal year indicated:

                                          Maximum Consolidated
Fiscal Year                               Capital Expenditures
-----------                               --------------------

1995                                      $39,000,000
1996                                       42,000,000
1997                                       45,500,000
1998 and each fiscal year thereafter       57,000,000


     Section 7.7. Consolidated Leverage Ratio.
                  ---------------------------

     URC and its Subsidiaries shall at all times during the periods set forth below maintain a Consolidated Leverage Ratio of not more than the ratio set forth opposite each such period:


Date/Period                                           Ratio
-----------                                           -----

Closing Date through the date preceding               1.55:1.0
Second Fiscal Quarter End 1995

Second Fiscal Quarter End 1995 through the date       1.95:1.0
preceding Fourth Fiscal Quarter End 1995

Fourth Fiscal Quarter End 1995 through the date       1.75:1.0
preceding First Fiscal Quarter End 1997

First Fiscal Quarter End 1997 and thereafter          1.50:1.0



     Section 7.8. Consolidated Adjusted EBITDA.
                  -----------------------------

     URC and its Subsidiaries' Consolidated Adjusted EBITDA for each four fiscal quarter period ending during the periods indicated below shall not be less than the amount set forth opposite each such period:


Period                                            Consolidated Adjusted EBITDA
------                                            ----------------------------

Closing Date through the date preceding Second    $17,400,000
Fiscal Quarter End 1995

Second Fiscal Quarter End 1995 through the         18,000,000
date preceding Fourth Fiscal Quarter End 1995

Fourth Fiscal Quarter End 1995 through the         20,000,000
date preceding Second Fiscal Quarter End 1996

Second Fiscal Quarter End through the              21,600,000
date preceding Fourth Quarter End 1996

Fourth Fiscal Quarter End 1996 through the         24,900,000
date preceding Second Fiscal Quarter End 1997

Second Fiscal Quarter End 1997 through the         26,700,000
date preceding Fourth Fiscal Quarter End 1997

Fourth Fiscal Quarter End 1997 through the         32,300,000
date preceding Second Fisccal Quarter End 1998

Second Fiscal Quarter End 1998 through the         34,600,000
date preceding FourQuarter End 1998

Fourth Fiscal Quarter End 1998 and thereafter      41,400,000



     ARTICLE 8. AFFIRMATIVE COVENANTS

     On and after the date hereof, until all of the Bank Obligations shall have been paid in full and the Banks shall have no commitment hereunder, each Loan Party covenants that it and each of its Subsidiaries will comply with the following covenants and provisions:

     Section 8.1. Existence and Business.
                  -----------------------

     URC and each of its Subsidiaries will (a) preserve and maintain its corporate existence and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect, (b) maintain and preserve in full force and effect all material rights, licenses, patents and franchises, reasonably necessary or advisable to the conduct of its business,
(c) comply with all valid and applicable statutes, rules and regulations necessary for the conduct of business, except where the failure so to comply would not have a Material Adverse Effect, and (d) engage only in the businesses which it is conducting on the date of this Agreement.

     Section 8.2. Taxes and Other Obligations.
                  ----------------------------

     URC and each of its Subsidiaries (a) will pay and discharge, or cause to be paid and discharged, at or prior to the time the same shall become due and payable all material taxes, assessments and other governmental charges, imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as the claims for labor, materials, or supplies which if unpaid might by law become a lien or charge upon any of its properties, and (b) will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all lease obligations, trade debt and all other Indebtedness incident to its operations; provided, however, that URC and any Subsidiary may contest any such charges or claims in good faith so long as (i) an adequate reserve therefor has been established and is maintained if and as required by generally accepted accounting principles and (ii) no action to foreclose any lien with respect thereto has been commenced. URC and each of its Subsidiaries shall cause all applicable tax returns and all amounts due thereunder to be filed and paid, as the case may be, in order to maintain its good standing with the Internal Revenue Service, state and local and foreign tax authorities.

     Section 8.3. Maintenance of Properties and Leases.
                  -------------------------------------

     URC and each of its Subsidiaries shall maintain, keep and preserve all of its properties (tangible and intangible) in good repair and working order, ordinary wear and tear excepted. URC and each of its Subsidiaries shall replace and improve its properties as necessary for the conduct of its business. URC and each of its Subsidiaries shall comply in all material respects with all leases naming it as lessee if non-compliance therewith would have a Material Adverse Effect.

     Section 8.4. Insurance.
                  ----------

     URC and each of its Subsidiaries (a) will keep its principal assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion or hazards, by extended coverage in an amount not less than 80% of the insurable value of the property insured, and (b) will maintain with financially sound and reputable insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner as requested by the Agent, and in any event as customary for companies in similar businesses similarly situated; PROVIDED, HOWEVER, that URC and its Subsidiaries may effect workmen's compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and may also be a self-insurer with respect to workmen's compensation and with respect to group medical benefits under any medical benefit plan. On request of the Agent from time to time, the Loan Parties will render to the Agent a statement in reasonable detail as to all insurance coverage required by this Section. A description of the material elements of insurance coverage of URC and its Subsidiaries as of the date hereof is set forth on SCHEDULE 8.4.

     Section 8.5. Records, Accounts and Places of Business.
                  -----------------------------------------

     URC and each of its Subsidiaries shall maintain comprehensive and accurate records and accounts, including reserves, in accordance with generally accepted accounting principles consistently applied. URC and each of its Subsidiaries will promptly notify the Agent of (a) any changes in the places of business of URC and its Subsidiaries and (b) any additional places of business which may arise hereafter.

     Section 8.6. Inspection.
                  -----------

     At any reasonable time and from time to time, the Loan Parties shall permit the Agent, the Banks and any of their agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Loan Parties and their Subsidiaries and to discuss the affairs, finances and accounts of the Loan Parties and their Subsidiaries with any of their respective officers or directors and with their independent accountants.

     Section 8.7. Change in Officers or Directors.
                  --------------------------------

     URC will promptly notify the Agent in writing if there occurs any change in the present senior officers or directors of any of the Loan Parties.

     Section 8.8. Maintenance of Accounts.
                  ------------------------

     The Loan Parties shall maintain the Agent as their principal depository for their operating, concentration and disbursement accounts. The Borrower and the Affiliate Guarantors may maintain depository accounts with other banks for operation of Company Restaurants, provided that all excess funds maintained in such accounts shall be deposited with the Agent within two (2) Business Days after deposit in such accounts.

     Section 8.9. Access to Independent Public Accountants.
                  -----------------------------------------

     At any reasonable time and from time to time, URC shall provide the Agent, the Banks and any of their agents or representatives access to the independent public accountants of URC to discuss URC's financial condition, including, without limitation any recommendations of such independent public accountants concerning the management, finances, financial controls or operations of URC and its Subsidiaries.

     ARTICLE 9. NEGATIVE COVENANTS

     On and after the date hereof, until all of the Bank Obligations shall have been paid in full and the Banks shall have no commitment to lend hereunder, each Loan Party covenants that neither it nor any of its Subsidiaries will:

     Section 9.1. Restrictions on Indebtedness.
                  -----------------------------

     Create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

          (a) Indebtedness of URC and its Subsidiaries referred to in SCHEDULE 5.13;

          (b) Indebtedness on account of Consolidated Current Liabilities (other than for money borrowed) incurred in the normal and ordinary course of business;

          (c) Indebtedness in respect of (i) taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.2 hereof, (ii) judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which URC or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review, and (iii) endorsements made in connection with the deposit of items for credit or collection in the ordinary course of business;

          (d) Subordinated Indebtedness;

          (e) Guarantees permitted under Section 9.5;

          (f) other Indebtedness, so long as on the date URC or any Subsidiary becomes liable with respect to such other Indebtedness and immediately after giving effect thereto and to the concurrent retirement of any other Indebtedness, there shall be no Default hereunder; and

          (g) Indebtedness to the Agent and Banks hereunder and under the Notes and the other Bank Agreements.

     Section 9.2. Restriction on Liens.
                  ---------------------

     Create or incur or suffer to be created or incurred or to exist any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purposes of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases) or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract fights, general intangibles, or chattel paper (as those terms are defined in the Massachusetts Uniform Commercial Code) with or without recourse; PROVIDED, HOWEVER, that the Loan Parties and any Subsidiary may create or incur or suffer to be created or incurred or to exist:

          (a) Existing liens and security interests described in SCHEDULE 5.13 securing presently outstanding Indebtedness permitted by Section 9.1(a);

          (b) Purchase money security interests (which term shall include mortgages, conditional sale contracts, Capitalized Leases and all other title retention or deferred purchase devices) to secure the purchase price of property acquired hereafter by any Loan Party or Subsidiary, or to secure Indebtedness incurred solely for the purpose of financing such acquisitions; PROVIDED, HOWEVER. that no such purchase money security interests shall extend to or cover any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness (whether or not assumed) with respect to each item of property subject to such a security interest shall not exceed the fair value of such item on the date of its acquisition;

          (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security; liens in respect of judgments or awards to the extent such judgments or awards are permitted as Indebtedness by the provisions of Section 9.1(c); and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with
Section 8.2;

          (d) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the value of such property or impair its use in the business of the owner or lessee;

          (e) Liens (other than judgments and awards) created by or resulting from any litigation or legal proceeding, provided the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings; and

          (f) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

         Nothing contained in this Section 9.2 shall permit any Loan Party or any Subsidiary to incur any Indebtedness or take any other action or permit to exist any other condition to exist which would be in contravention of any other provision of this Agreement.

     Section 9.3. Investments.
                  ------------

     Have outstanding or hold or acquire or make or commit itself to acquire or make any Investment except the following:

          (a) Investments having a maturity of less than one year from the date thereof in: (i) obligations of the Banks; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) repurchase agreements involving securities described in clauses (i) and (ii) with the Banks; and (iv) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors;

          (b) readily marketable preferred stock commonly referred to as either "auction rate preferred stock" or "money market preferred stock" having on its date of acquisition a rating of either A- or higher from Standard & Poor's Corporation or A-3 or higher from Moody's Investors Service, Inc.;

          (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof (i) maturing within one year from the date of acquisition thereof (PROVIDED that there shall be no maximum maturity restriction with respect to so-called "variable rate demand notes" whose interest rate is adjusted at least annually to reflect market changes such that the adjusted interest rate parallels the interest rate assumptions underlying the initial interest rate of such obligations), and (ii) having on its date of acquisition a rating of either A- or higher from Standard & Poor's Corporation or A-3 or higher from Moody's Investors Service, Inc.;

          (d) Existing Investments of the Loan Parties in their Subsidiaries;

          (e) Investments consisting of intercompany advances between the Borrower and UFI; PROVIDED, HOWEVER, that at no time shall the net "due from" account on the books of the Borrower exceed $3,500,000 with respect to UFI;

          (f) Investments in Subsidiaries which are Affiliate Guarantors; and

          (g) Investments consisting of loans provided to employees of URC and its Subsidiaries in an aggregate amount outstanding at any one time not in excess of $75,000.

     Section 9.4. Dispositions of Assets.
                  -----------------------

     Sell, lease or otherwise dispose of any assets except for (a) the sale, lease or other disposition of inventory or other property (not including receivables) in the ordinary course of business, and (b) so long as no Default has occurred and continues to exist hereunder or would occur after giving effect to such sale, the sale by the Borrower and its Subsidiaries of the assets or stock of Subsidiaries permitted to be sold pursuant to Section 10.8 or 10.9 of the Senior Note Purchase Agreement, as such Agreement is in effect on the date of this Agreement.

     Section 9.5. Assumptions, Guaranties, Etc. of Indebtedness of Other
Persons.          ------------------------------------------------------
--------

     Assume, guarantee, endorse or otherwise be or become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person; except the following:

          (a) Guaranties existing on the date of this Agreement and described in
SCHEDULE 9.5, and additional Guarantees of Indebtedness of Franchisees incurred in the ordinary course of business, provided that the maximum amount of Indebtedness to which all Guarantees under this Subsection 9.5(a) relate does not exceed, in the aggregate, $4,500,000;

          (b) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (c) Guaranties in favor of the Agent for the account of the Banks; and

          (d) Guaranties of Indebtedness or Rental Obligations of its Subsidiaries.

     Section 9.6. Mergers, Etc.
                  -------------

     Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that:

          (a) URC and its Subsidiaries may acquire new restaurants (whether through the purchase of stock or assets), so long as no Default has occurred and continues to exist hereunder or would, after giving effect to such acquisition, occur;

          (b) URC and its Subsidiaries may engage in transactions permitted under Section 9.4 hereof; and

          (c) So long as no Default has occurred and continues to exist hereunder or would, after giving effect to such transaction, occur, (i) UFI, PUC and any Subsidiary of the Borrower may consolidate with or merge into the Borrower or any other wholly-owned Subsidiary of the Borrower so long as in any merger involving the Borrower, the Borrower shall be the surviving corporation, and (ii) the Borrower and any Subsidiary of the Borrower may acquire all or substantially all of the assets of any other Subsidiary of the Borrower, and
(iii) UFI, PUC and any Subsidiary of the Borrower may sell, assign, lease or otherwise dispose of all or substantially all of its assets to the Borrower or any other wholly-owned Subsidiary of the Borrower.

     Section 9.7. Pension Reform Act.
                  -------------------

     At any time while URC or any of its Subsidiaries has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by URC or any such Subsidiary or to which contributions are made by URC or any such Subsidiary (the "Plans"), and which are subject to the Pension ,Reform Act and the rules and regulations thereunder or to Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), and at all times comply in all material respects with the provisions of the Pension Reform Act and Code which are applicable to the Plans. The Loan Parties will not permit any condition to exist which would permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in
Section 4068 of the Pension Reform Act to attach to the assets of URC or any of its Subsidiaries.


     Section 9.8. Distributions.
                  --------------

     Make any Distribution or make any other payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding, except the following:

          (a) Any Subsidiary may make Distributions to its corporate parent which is a wholly-owned subsidiary of URC.

          (b) So long as no Default has occurred and continues to exist or would, after giving effect to the payment of such Distribution occur, URC may make cash Distributions, provided that the aggregate amount of such Distributions payable in any four fiscal quarter period shall not exceed thirty-five percent (35 %) of Consolidated Net Income of URC and its Subsidiaries for such period.

     Section 9.9. Sale and Leaseback.
                  -------------------

     Sell or transfer any of its properties with the intention of taking back a lease of the same property or leasing other property for substantially the same use as the property being sold or transferred.

     Section 9.10. Franchise Agreements.
                   ---------------------

     URC's and its Subsidiary's franchise program as now conducted and as presently proposed to be conducted is described in SCHEDULE 9.10 attached hereto (the "Franchise Program"). URC will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Required Banks (which shall not be unreasonably withheld, delayed or conditioned), (a) reduce or agree to reduce the continuing monthly royalties payable by Franchisees, or (b) reduce or agree to reduce the amounts required to be contributed to an advertising cooperative fund or spent on local advertising and public relations by Franchisees, or (c) make any other generally applicable changes to the Franchise Program, except to the extent any such reduction or change would not have a Material Adverse Effect.

     Section 9.11. Capital Structure.
                   ------------------

     URC will not change its capital structure, or suffer or permit any circumstances to exist in which less than thirty-three percent (33 %) of the outstanding shares of common stock of URC is owned of record or beneficially by Aaron D. Spencer; nor will URC permit any of its Subsidiaries to suffer or permit any circumstance to exist in which any Subsidiary is not wholly-owned, directly or indirectly, by URC. For purposes of the preceding sentence, shares not owned of record by Aaron D. Spencer shall be deemed to be owned beneficially by him only if he possesses the sole power to exercise all voting rights associated with such shares, whether as trustee or otherwise.

     Section 9.12. Transactions with Affiliates.
                   -----------------------------

     URC will not, and will not cause or permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of any property, or the rendering of any service, with any present Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than would be obtained in a comparable arms length transaction with any Person not an Affiliate.

     Section 9.13. New Subsidiaries.
                   -----------------

     URC and its Subsidiaries shall not establish or acquire any new Subsidiaries unless, immediately upon such establishment or acquisition, such new Subsidiary executes and delivers to the Bank a guaranty of the Bank Obligations in substantially the form of the Affiliate Guaranty Agreement, and shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Agent shall reasonably request.

     Section 9.14. New Restaurants.
                   ----------------

     URC and its Subsidiaries shall not establish or acquire in any fiscal year more than three (3) restaurants which do not utilize the "Pizzeria Uno" concept.

     ARTICLE 10. EVENTS OF DEFAULT AND REMEDIES

     Section 10.1. Events of Default.
                   ------------------

     Each of the following events shall be deemed to be Events of Default hereunder:

          (a) The Borrower shall fail to make any payment in respect of (i) the principal of any of the Bank Obligations as the same shall become due, whether at the stated payment dates or by acceleration or otherwise, or (ii) interest or commitment fees on or in respect of any of the Bank Obligations as the same shall become due, and such failure shall continue for a period of five (5) days;

          (b) The Loan Parties shall fail to perform or observe any of the terms, covenants, conditions or provisions of Articles 6, 7 or 9 hereof;

          (c) The Loan Parties shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by URC under this Agreement or any other Bank Agreement, and such failure shall not be rectified or cured within thirty (30) days after the earlier of (i) notice by the Agent to the Borrower of such failure, or (ii) the date on which the Borrower knows or reasonably should know of such default;

          (d) Any representation or warranty of the Loan Parties herein or in any other Bank Agreement or any amendment to any thereof shall have been materially false or misleading at the time made or intended to be effective;

          (e) Any Loan Party or any Subsidiary shall fail to make any payment on account of Indebtedness for money borrowed by such Loan Party or Subsidiary of which the total amount outstanding is in excess of $250,000, when such payment is due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such Indebtedness, and such failure shall permit the holder thereof to accelerate such Indebtedness;

          (f) Any Loan Party or any Subsidiary shall be involved in financial difficulties as evidenced:

              (1) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

              (2) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

              (3) by the entry of an order for relief in any involuntary case commenced under said Title 11;

              (4) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors generally, or by its consenting to or acquiescing in such relief;

              (5) by the entry of an order by a court of competent jurisdiction
          (1) by finding it to be bankrupt or insolvent, (2) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors generally, or (3) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise' stayed within 60 days;

              (6) by the filing of a petition against any Loan Party or any Subsidiary under said Title 11 which shall not be vacated within 60 days; or

              (7) by its making an assignment for the benefit of, or entering into a composition with, its creditors generally, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

          (g) There shall have occurred a judgment against any Loan Party or any Subsidiary in any court (i) for an amount in excess of $1,000,000 not covered by insurance and from which no appeal has been taken or with respect to which all appeal periods have expired, or (ii) which shall have a Material Adverse Effect;

          (h) Aaron D. Spencer shall cease to serve actively as a director and full-time employee of URC, whether by reason of death, disability, resignation, action by the Board of Directors, or otherwise, and such default shall remain uncured or unwaived for a period of sixty days or more; or

          (i) Any "Event of Default" under any other Bank Agreement shall have occurred.

     Section 10.2. Remedies.
                   ---------

     Upon the occurrence of an Event of Default, in each and every case, the Agent and the Banks may proceed to protect and enforce their rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any other Bank Agreement or in any instrument delivered to the Agent or the Banks pursuant hereto or thereto, or in aid of the exercise of any power granted in this Agreement, any Bank Agreement or any such instrument, and (unless there shall have occurred an Event of Default under Section 10.1(f), in which case the unpaid balance of Bank Obligations shall automatically become due and payable) the Agent may, at the direction of the Required Banks, by notice in writing to the Borrower declare (a) the obligations of the Banks to make Advances to be terminated, whereupon such obligations shall be terminated, and (b) declare all or any part of the unpaid balance of the Bank Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived. In such event, the Agent and the Banks may proceed to enforce payment of such balance or pan thereof in such manner as they may elect.

     Section 10.3. Setoff.
                   -------

     In addition to, and without limitation of, any rights of the Agent or the Banks under applicable law, upon the occurrence of an Event of Default, any Indebtedness from the Agent or any Bank to the Borrower or any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Bank Obligations then due and owing to the Banks. The Borrower agrees that any holder of a participation in a loan may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as if such holder were the direct creditor of the Borrower in the amount of the participation.

     Section 10.4. Application of Proceeds.
                   ------------------------

     In the event that following the occurrence and during the continuance of any Event of Default, the Agent or any Bank receives any monies on account of the Bank Obligations from the Borrower, any Guarantor, Affiliate Guarantor, from the proceeds of set-off or otherwise, such monies shall be distributed for application as follows:

          (a) FIRST, to the payment of or the reimbursement of the Agent or any Bank for or in respect of all costs, expenses, disbursements and losses incurred or sustained by the Agent or such Bank in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent or such Bank of any of the rights, remedies, powers and privileges of the Agent or such Bank and/or the Banks under this Agreement or any other Bank Agreements;

          (b) SECOND, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Loans;

          (c) THIRD, to the payment of the outstanding principal balance of the Commitments, allocated among the Banks in proportion to their respective Commitment Percentages;

          (d) FOURTH, to any other outstanding Bank Obligations, allocated among the Banks in proportion to their respective interests in such Bank Obligations; and

          (e) FIFTH, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     ARTICLE 11. WAIVERS; CONSENTS; AMENDMENTS; REMEDIES

Section 11.1. Actions by Lenders.
              -------------------

     Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement or in any other Bank Agreement to be given by the Banks, including under Section 11.2, may be given, and any term or condition of this Agreement or of any Bank Agreement may be amended, and the performance or observance by the Loan Parties or any Affiliate Guarantor of any term of this Agreement or any other Bank Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Banks; PROVIDED, HOWEVER, that without the written consent of all of the Banks:

          (a) no reduction of any principal of or interest rates on or Commitment Fees relating to the Commitments or the Loans shall be made;

          (b) no extension or postponement of the stated time of payment of the principal amount of, interest on, Commitment Fees, or any other fee relating to the Commitments or the Loans shall be made;

          (c) no increase in the amount, or extension of the term, of the Commitments beyond those provided for hereunder and no extension of the Revolving Credit Termination Date or the scheduled maturity of the Term Loan shall be made;

          (d) no change in the definition of "Required Banks" shall be made;

          (e) no release of any Loan Party or all or substantially all of the Affiliate Guarantors from its or their obligations to make payment of the principal amount of interest on,

Commitment Fees, or any other mount relating to the Commitments or the Loans shall be made; and

          (f) no change in the language of this Section 11.1 shall be made.

     Section 11.2. Actions by Borrower.
                   --------------------

     No delay or omission on the Agent's or the Banks' part in exercising their rights and remedies against the Borrower or any other interested party shall constitute a waiver. A breach by the Loan Parties of their obligations under this Agreement may be waived only by a written waiver executed by the Agent, acting with the consent of the Required Banks. The waiver of a Loan Party's breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, each Loan Party hereby agrees to waive, and does hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Notes, (b) any requirement of diligence or promptness on the Agent's or on the Banks' part in the enforcement of their rights under the provisions of this Agreement or any Bank Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Notes or any other Bank Obligation or (ii) under any other Bank Agreement. No course of dealing between the Loan Parties, the Agent and the Banks shall operate as a waiver of any of the Agent's or the Banks' rights under this Agreement or any Bank Agreement or with respect to any of the Bank Obligations. This Agreement shall be amended only by a written instrument executed by the Borrower and the Required Banks making explicit reference to this Agreement. The Agent's and the Banks' rights and remedies under this Agreement and under all subsequent agreements between or among the Borrower and the Agent and/or the Banks shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Banks in law or at equity.

     ARTICLE 12. SUCCESSORS AND ASSIGNS

Section 12.1. General.
              --------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that (a) no Loan Party may assign its rights or obligations under this Agreement without the prior written consent of the Required Banks, and (b) each Bank may assign its rights in this Agreement only as set forth below in this Article 12.

     Section 12.2. Assignments.
                   ------------

          (a) ASSIGNMENTS. In compliance with applicable laws with respect to such assignment and with the prior written consent of the Agent and the Borrower (which consent will not be unreasonably withheld), a Bank may assign to one or more financial institutions (each a "Successor Bank") a proportionate part of its rights and obligations in connection with this

Agreement, its Note and the related Bank Agreements, and each such Successor Bank shall assume such rights and obligations pursuant to an Assignment and Assumption Agreement duly executed by such Successor Bank and such Bank, and acknowledged and consented to by the Agent and the Borrower, substantially in the form of EXHIBIT F attached hereto. Any assignment under this Section 12.2(a) shall be in a minimum amount of $10,000,000. In connection with any assignment under this Section 12.2(a) there shall be paid to the Agent an administrative processing fee in the amount of $2,500.

          (b) ASSIGNMENT PROCEDURES. In the event of an assignment under Section 12.2(a), upon execution and delivery of such an Assignment and Assumption Agreement at least five (5) Business Days prior to the proposed assignment date, and payment by such Successor Bank to the assignor making such assignment of an amount equal to the purchase price agreed between such Bank and such Successor Bank, such Successor Bank shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Bank under this Agreement and the other Bank Agreements with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assignor, the Successor Bank and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Successor Bank and a replacement Note is issued to the assignor in principal amounts reflecting their respective revised interests.

          (c) REGISTER. The Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of the Successor Banks which assume rights and obligations pursuant to an assignment hereunder, (ii) the interests of each Bank, and (iii) the amounts of the Loans owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (d) FURTHER ASSURANCES. The Borrower shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Bank to enable any assignee to share in the benefits and rights created by the Bank Agreements.

          (e) ASSIGNMENTS TO FEDERAL RESERVE BANK AND AFFILIATES. Any Bank at any time may assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the assignor Bank from its obligations hereunder. Any Bank may at any time assign all or a portion of its rights under this Agreement and its Note, in a minimum amount of $500,000, to any affiliate of such Bank which is wholly-owned by the same bank holding company parent.

     Section 12.3. Participations.
                   ---------------

     Any Bank may at any time grant or offer to grant to one or more financial institutions ("Credit Participants") participating interests in its rights and obligations in this Agreement, its

Notes and the related Bank Agreements, and each such Credit Participant shall acquire such participation subject to the terms set forth below.

          (a) AMOUNT. Each such participation shall be in a minimum amount of $50,000,000.

          (b) PROCEDURE. Each Bank granting such participation shall comply with all applicable laws with respect to such transfer and shall remain responsible for the performance of its obligations hereunder and under the other Bank Agreements and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Borrower hereunder and under the other Bank Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Bank Agreement, except for the matters referred to in Section 11.1 requiring the consent of all Banks, which may require consent of each Credit Participant.

          (c) DEALING WITH BANKS. The Borrower shall continue to deal solely and directly with the Banks in connection with their rights and obligations under this Agreement and the other Bank Agreements.

          (d) RIGHTS OF CREDIT PARTICIPANTS. The Borrower agrees that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.5, 2.9, 2.10, 15.7,
Article 14, and the setoff rights in Section 10.3 with respect to its participating interest; provided, however, that no Credit Participant shall be entitled to receive any greater payment under such Sections than the Bank granting such participation would have been entitled to receive with respect to the interests transferred.

          (e) AFFILIATES. Notwithstanding the provisions of Section 12.3(a), a Bank may at any time grant participations in its rights and obligations herein to its affiliates in minimum amounts of $500,000; provided, however, that in the event of such grant, all other provisions of this Section 12.3 shall apply.

          (f) NOTICE. Prior to any such participation, other than a participation to an affiliate of a Bank, a Bank granting such participation shall notify the Agent and the Borrower.

     ARTICLE 13. THE AGENT

     Section 13.1. Authorization and Action.
                   ------------------------
         Each Bank hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Bank Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Bank Agreements (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Banks, and such instructions shall be binding upon all Banks; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Bank Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 13, the Agent shall, on behalf of the Banks: (i) execute any documents on behalf of the Banks providing collateral for or guarantees of the Bank Obligations; (ii) hold and apply any collateral for the Bank Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Bank Agreements; (iii) exercise any and all rights, powers and remedies of the Banks under this Agreement or any of the other Bank Agreements, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 11.1; (iv) at the direction of the Banks, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Bank Obligations, and possess instruments included in the collateral on behalf of the Banks; and' (v) in the event of acceleration of the Borrower's Indebtedness hereunder, act at the direction of the Banks to exercise the rights of the Banks hereunder and under the other Bank Agreements.

     Section 13.2. Agent's Reliance, Etc.
                   ----------------------

     Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Bank Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Article 12 hereof; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representations to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Bank Agreements; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Bank Agreements on the part of the Loan Parties or any other Person or to inspect the property (including the books and records) of the Loan Parties or any other Person; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Bank Agreements or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Bank Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section 13.3. Fleet and Affiliates.
                   ---------------------

     With respect to its Commitment hereunder, Fleet shall have the same rights and powers under this Agreement and the other Bank Agreements as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Bank(s)" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, the Loan Parties, any of their Subsidiaries and any Person who may do business with or own securities of the Loan Parties or any such Subsidiary, all as if Fleet were not the Agent and without any duty to account therefor to the Banks.

     Section 13.4. Bank Credit Decision.
                   ---------------------

     Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in
Section 5.9 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 13.5. Indemnification of Agent.
                   -------------------------

     Each Bank agrees to indemnify the Agent (to the extent that the Agent is not reimbursed by the Loan Parties), ratably according to its Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Bank Agreement or any action taken or omitted by the Agent in such capacity under this Agreement; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Bank Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

     Section 13.6. Successor Agent.
                   ----------------

     Except as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Banks shall have the right to appoint a successor Agent which shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Banks (other than the resigning Agent), and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000 and which shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Bank Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Bank Agreements.

     Section 13.7. Amendment of Article 13.
                   ------------------------

     The Borrower hereby agrees that the foregoing provisions of this Article 13 constitute an agreement among the Agent and the Banks (and the Agent and the Banks acknowledge that except for the provisions of Section 13.6, the Borrower is not a party to or bound by such foregoing provisions) and that any and all of the provisions of this Article 13 may be amended at any time by the Banks without the consent or approval of, or notice to, the Borrower (other than the requirement of notice to the Borrower of the resignation of the Agent).

     ARTICLE 14. INDEMNIFICATION

     Without limitation of any other obligation or liability of the Loan Parties or right or remedy of the Agent or the Banks contained herein, each Loan Party, jointly and severally, hereby covenants and agrees to indemnify and hold the Agent, the Banks, and their respective shareholders, directors, agents, officers, partners, subsidiaries and affiliates, harmless from and against any and all damages, losses (other than loss of profit), settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby other than any such claims which arise or are marred solely as a result of the Agent's or any Bank's gross negligence or willful misconduct. Promptly upon receipt by any indemnified party hereunder of notice of the commencement of any action against such indemnified party for which a claim is to be made against the Loan Parties hereunder, such indemnified party shall notify the Borrower in writing of the commencement thereof, although the failure to provide such notice shall not affect the indemnification rights of any such indemnified party hereunder to the extent such indemnified party demonstrates to the reasonable satisfaction of the Loan Parties that such failure to provide notice does not prejudice the Loan Parties in the defense of such claim. The Loan Parties shall have the right, at their option upon notice to the indemnified parties, to defend any such matter at their own expense and with their own counsel, except as provided below, which counsel must be reasonably acceptable to the indemnified parties. The indemnified parties shall cooperate with the Loan Parties in the defense of such matter. The indemnified parties shall have the right to employ separate counsel and to participate in the defense of such matter at their own expense. In the event that (a) the employment of separate counsel by an indemnified party has been authorized in writing by the Loan Parties, Co) the Loan Parties have failed to assume the defense of such matter or (c) the named parties to any such action (including impleaded parties) include any indemnified party who has been advised by counsel that there may be one or more legal defenses available to it or prospective bases for liability against it, which conflict with those available to or against the Loan Parties, then the Loan Parties shall not have the right to assume the defense of such matter with respect to such indemnified party. The Loan Parties shall not be liable for any compromise or settlement of any such matter effected without the Borrower's written consent, which consent may not be unreasonably delayed. The Loan Parties shall not compromise or settle any such matter against an indemnified party without the written consent of the indemnified party, which consent may not be unreasonably withheld or delayed.

     ARTICLE 15. MISCELLANEOUS

Section 15.1. Survival of Representations.
              ----------------------------

     All representations and warranties of the Loan Parties contained in this Agreement shall survive the execution of this Agreement and the delivery of the Notes and the making of the Loans herein contemplated.

     Section 15.2. Governmental Regulation.
                   ------------------------

     Anything contained in this Agreement to the contrary notwithstanding, neither the Agent nor any Bank shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     Section 15.3. Notices.
                   --------

     All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be mailed by United States mail, postage prepaid, or sent by nationally-recognized overnight carrier service, addressed as follows:

          (a) If to the Agent, at 75 State Street, Mail Stop MABOFO4H Boston, MA 02109, Attention: Barrie K. King, Vice President, or at such other address(es) or to the attention of such other Person as the Agent shall from time to time designate in writing to URC and the Banks;

          (b) If to any Bank, at the address set forth below such Bank's name on an execution page to this Agreement, or at such other address(es) or to the attention of such other Person as such Bank shall from time to time designate in writing to URC and the Agent;

          (c) If to the Loan Parties, c/o URC, at 100 Charles Park Road, West Roxbury, MA 02132, Attention: President and Chief Financial Officer, or at such other address(es) or to the attention of such other Person as URC shall from time to time designate in writing to the Agent and the Banks.

     Any notice so addressed and mailed by registered or certified mail shall be deemed to have been given five (5) days after deposit in the United States mail. Any notice so addressed and sent by nationally recognized overnight courier service shall be deemed to have been given one (1) day after delivery to such courier service.

     Section 15.4. Merger.
                   -------

     This Agreement and the documents and other materials contemplated hereby constitute the entire agreement of the Loan Parties, the Agent and the Banks and express their entire understanding with respect to credit advanced or to be advanced by the Banks to the Loan Parties.


     Section 15.5. Governing Law.
                   --------------

     This Agreement shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts.

     Section 15.6. Counterparts.
                   -------------

     This Agreement and amendments to it may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single Agreement.

     Section 15.7. Bank Holidays.
                   --------------

     Whenever any payment to be made under this Agreement shall become due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day on which the Bank is open, and such extension shall be included in computing the interest in connection with such payment.

     Section 15.8. Expenses.
                   ---------

     The Loan Parties, jointly and severally, agree to pay on demand, all the reasonable expenses incurred by the Agent in preparing, executing, delivering and administering this Agreement and related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin, Procter & Hoar. The Loan Parties also agree to pay on demand, all reasonable out-of-pocket expenses incurred by the Agent and the Banks, including, without limitation, legal and accounting fees, in connection with the collection of amounts upon the occurrence of an Event of Default described in Article 10 hereof, the revision, protection or enforcement of any of the Banks' rights against the Loan Parties under this Agreement, the Notes, and the other Bank Agreements, and the administration of special problems that may arise under this Agreement or any other Bank Agreement. The Loan Parties also agree to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents.

     Section 15.9. Headings.
                   ---------

     Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

     Section 15.10. Severability of Provisions.
                    ---------------------------

     Any provision in any Bank Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Bank Agreements are declared to be severable.

     Section 15.11. Nonliability of Lenders.
                    ------------------------

     The relationship between the Loan Parties and the Agent and the Banks shall be solely that of borrower and lender. Neither the Agent nor any Bank shall have any fiduciary responsibilities to the Loan Parties. The Agent and the Bank undertake no responsibility to the Loan Parties to review or inform the Loan Parties of any matter in connection with any phase of the Loan Parties' business or operations.

     Section 15.12. WAIVER OF JURY TRIAL.
                    ---------------------

     THE AGENT, THE BANKS AND THE LOAN PARTIES AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, ANY BANK AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENT, THE BANKS AND THE LOAN PARTIES, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE AGENT, THE BANKS OR ANY OF THE LOAN PARTIES HAS AGREED WITH OR REPRESENTED TO ANOTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     IN WITNESS WHEREOF, the Loan Parties, the Agent and the Banks have caused this Revolving Credit and Term Loan Agreement to be executed by their duly authorized officers as of the date set forth above.

                          UNO RESTAURANT CORPORATION


                          By:
                             ----------------------------
                             Name:  Robert M. Brown
                             Title: Senior Vice President


                          URC HOLDING COMPANY, INC.


                          By:
                             ----------------------------
                             Name:  Robert M. Brown
                             Title: Senior Vice President

                          UNO RESTAURANTS, INC.


                          By:
                             ----------------------------
                             Name:  Robert M. Brown
                             Title: Senior Vice President

                          UNO FOODS INC.


                          By:
                             ----------------------------
                             Name:  Robert M. Brown
                             Title: Senior Vice President

                          PIZZERIA UNO CORPORATOPM


                          By:
                             ----------------------------
                             Name:  Robert M. Brown
                             Title: Senior Vice President

                          FLEET BANK OF MASSACHUSETTS, N.A.,
                          as Agent


                          By:
                             ----------------------------
                             Name:  Robert M. Brown
                             Title: Senior Vice President

                          Address:  75 State Street
                                    Mail Stop MABOF044
                                    Boston, Massachusetts  02109
                                    Attn:  Barrie K. King., Vice President
                                    Telefax:  (617) 346-1837


                          Commitment Percentage:  100%

                               FIRST AMENDMENT TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

This FIRST AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT is entered into as of January 30, 1995, by and among UNO RESTAURANTS, INC., a Massachusetts corporation (the "Borrower"), UNO FOODS INC., a Massachusetts corporation ("UFI"), PIZZERIA UNO CORPORATION, a Delaware corporation ("PUC"), UNO RESTAURANT CORPORATION, a Delaware corporation ("URC"), URC HOLDING COMPANY, INC., a Delaware corporation ("UHC" and, together with UFI, PUC, URC and the Borrower, hereinafter referred to collectively, as the "Loan Parties"), FLEET BANK OF MASSACHUSETTS, N.A., a national banking association ("Fleet"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("FNBB") and MELLON BANK, N.A., a national banking association ("Mellon"), and FLEET BANK OF MASSACHUSETTS, N.A., as Agent for the Banks referred to below (Fleet, together with its successors and assigns in such capacity, the "Agent").

                                    RECITALS
                                    --------

       WHEREAS, the Loan Parties, the Agent and the Banks have entered into that certain Revolving Credit and Term Loan Agreement dated as of December 9, 1994 (as amended and in effect from time to time, the "Credit Agreement"); and

       WHEREAS, the Loan Parties, the Agent and the Banks desire to amend certain provisions of the Credit Agreement.

       NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereby agree as follows:

       Section 1. Amendments to Credit Agreement.
                  ------------------------------

       1.1. Section 1.1 of the Credit Agreement is hereby amended, as of the date of this Amendment, by deleting the definition "Banks" appearing therein in its entirety and substituting therefor the following:

              "BANKS" shall mean, Fleet, FNBB, Mellon, and their respective successors and assigns."

       1.2. Section 1.1 of the Credit Agreement is hereby further amended, as of the date of this Amendment, by adding thereto the following new defined term, such term to be inserted in the appropriate alphabetical order:

              "FEDERAL FUNDS RATE" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent."

       1.3. Section 1.2 of the Credit Agreement is hereby amended, as of the date of this Amendment, by deleting such Section in its entirety and substituting therefor the following:

              "Section 1.2. ACCOUNTING TERMS. All accounting terms used and not defined in this Agreement shall be construed in accordance with GAAP consistently applied, and all financial data required to be delivered hereunder shall be prepared in accordance with such principles. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affect the results of calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of URC and its Subsidiaries shall be the same after such changes as if such changes had not been made. If the parties are unable to agree upon the amendments to any such financial covenants, standards or terms, the parties agree to submit any remaining disputes to an independent third-party accounting firm (having no substantial relationship with any party) of national recognition selected by such parties for a determination of the appropriate amendments to such financial covenant, standard or term, which determination shall be binding upon the parties."

       1.4. Section 2.2 of the Credit Agreement is hereby amended, as of the date of this Amendment, by deleting paragraph (e) of such Section in its entirety and substituting therefor the following:

       "(e)   Notwithstanding the foregoing provisions of this Section 2.2, the
       Borrower shall not be required to provide notice to the Agent of Advances which are made in accordance with "target balance" services provided by the Agent (each, a "Target Balance Advance"), and the minimum borrowing amounts established under Section 2.2(a) shall not apply to such Target Balance Advances. All Target Balance Advances shall be Prime Rate Loans unless otherwise agreed by the Borrower, the Agent and the other Banks. The Agent shall, to the extent practicable, notify each Bank on the date of any Target Balance Advance of such Bank's Commitment Percentage of such Advance. Provided that the Agent has notified the Banks prior to 3:00 p.m. on the date of such Target Balance Advance, each Bank shall make available to the Agent before the close of business on such date, at the office of the Agent specified in Section 15.3, in immediately available funds, such Bank's Commitment Percentage of the Target Balance Advance. In the event the Agent shall provide such notice after 3:00 p.m. but before the close of business on the date of any Target Balance Advance, the Banks shall furnish to the Agent their respective Commitment Percentages of such Target Balance Advance prior to 11:00 a.m. on the following Business Day, together with one days' interest thereon calculated at the Federal Funds Rate (it being understood that as between the Borrower and the Banks, interest shall commence to accrue on the date of funding any Target Balance Advance on the full amount so funded, notwithstanding the timing of funding by the Banks to the Agent).

       1.5. Section 2.12 of the Credit Agreement is hereby amended, as of the date of this Amendment, by adding thereto a new paragraph (g) as follows:

              "(g)   To the extent that any applicable law (including but not
       limited to applicable laws pertaining to fraudulent conveyance or fraudulent transfer) would render the full amount of any Loan Party's obligations under this Section 2.12 invalid or unenforceable, such Loan Party's obligations hereunder shall be limited to the maximum amount which does not result in such invalidity or unenforceability."

       1.6. Section 3.2 of the Credit Agreement is hereby amended, as of the date of this Amendment, by deleting such Section in its entirety and substituting therefor the following:

              "Section 3.2. CONDITIONS TO ALL ADVANCES. The Banks' obligation to make any Loan pursuant to this Agreement, or to continue any Loan as, or convert any Loan to, a LIBOR Rate Loan, shall be subject to compliance by each of the Loan Parties with its respective agreements contained in this Agreement and each other Bank Agreement, and to the satisfaction, at or before the making, continuation or conversion of such Loan, of all of the following conditions precedent:

                     (a) The representations and warranties herein and those made by or on behalf of the Loan Parties and the Affiliate Guarantors in any other Bank Agreement shall be correct in all material respects as of the date on which any Loan is made, with the same effect as if made at and as of such time (except as to transactions permitted hereunder and except that the references in Article 5 to the 1994 Financial Statements shall be deemed to refer to the most recent annual financial statements furnished to the Banks pursuant to Section 6.2 hereof);

                     (b) On the date of making, continuing or converting any Loan as described above, there shall exist no Default; and

                     (c) The making, continuation or conversion of the requested Loan as described above, shall not be prohibited by any law or governmental order or regulation applicable to the Banks, the Agent or the Borrower and all necessary consents, approvals and authorizations of any Person (other than the Banks) for any such Loan shall have been obtained.

              The request by the Borrower for the making, continuation or conversion of each Loan as provided above, and the acceptance by the Borrower of each such Loan, shall be deemed a representation and warranty by the Borrower that the conditions specified above in this Section 3.2 have been satisfied."

       1.7. Section 9.1 of the Credit Agreement is hereby amended, as of the date of this Amendment, by deleting paragraph (f) thereof in its entirety and substituting therefor the following:

              "(f)   other Indebtedness in an aggregate amount not to exceed
       $5,000,000 at any time, so long as on the date URC or any Subsidiary becomes liable with respect to such other Indebtedness and immediately after giving effect thereto, and to the concurrent retirement of any other Indebtedness, there shall be no Default hereunder; and"

       1.8. Section 9.2 of the Credit Agreement is hereby amended, as of the date of this Amendment, as follows: (i) by deleting the word "and" appearing at the end of paragraph (e) of such Section; (ii) by deleting the period appearing at the end of paragraph (f) of such Section and substituting therefor the phrase "; and"; and (iii) by adding thereto a new paragraph (g) as follows:

              "(g)   Liens in favor of the Agent for the benefit of the Banks
       securing the Bank Obligations."

       1.9. Section 9.4 of the Credit Agreement is hereby amended as of the date of this Amendment, by deleting the reference to Section 10.9 of the Senior Note Purchase Agreement appearing therein and substituting therefor reference to
Section 10.9(a) of the Senior Note Purchase Agreement.

       Section 2. EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective as of the date hereof upon receipt by the Agent of a counterpart hereof executed by the Required Banks and each of the parties hereto.

       Section 3. LOAN PARTIES' REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Banks to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Loan Parties hereby represent, warrant and agree that (a) all representations and warranties contained in Article 5 of the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of this date, except to the extent that such representations and warranties specifically relate to an earlier date, in which event they are true, correct and complete in all material respects as of such earlier date; and (b) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment which would constitute a Default or an Event of Default.

       Section 4. Miscellaneous.
                  -------------

       4.1 Reference to and Effect on the Credit Agreement and the other Loan Documents.

              (a) On and after the date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the Bank Agreements to the "Credit

Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment;

              (b) Except as specifically amended by this Amendment, the Credit Agreement and the other Bank Agreements shall remain in full force and effect and are hereby ratified and confirmed; and

              (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provisions of, or operate as a waiver of any right, power or remedy of Agent or any Bank under, the Credit Agreement or any of the other Bank Agreements.

       4.2 FEES AND EXPENSES. The Loan Parties acknowledges that all costs, fees and expenses incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Loan Parties.

       4.3 EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

       4.4 HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes or be given any substantive effect.

       4.5 APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

       IN WITNESS WHEREOF, the Loan Parties, the Agent and the Banks have caused this Amendment to be executed by their duly authorized officers as of the date set forth above.


                                    UNO RESTAURANT CORPORATION

                                    By:
                                        -------------------------------------
                                          Name: Robert M. Brown
                                          Title: Senior Vice President


                                    URC HOLDING COMPANY, INC.

                                    By:
                                        -------------------------------------
                                          Name: Robert M. Brown
                                          Title: Senior Vice President

                                    UNO RESTAURANTS, INC.

                                    By:
                                        -------------------------------------
                                          Name: Robert M. Brown
                                          Title: Senior Vice President


                                    UNO FOODS INC.

                                    By:
                                        -------------------------------------
                                          Name: Robert M. Brown
                                          Title: Senior Vice President


                                    PIZZERIA UNO CORPORATION

                                    By:
                                        -------------------------------------
                                          Name: Robert M. Brown
                                          Title: Senior Vice President


                                    FLEET  BANK  OF  MASSACHUSETTS,  N.A.,  as
                                    Agent

                                    By:
                                        -------------------------------------
                                          Name: Barrie K. King
                                          Title: Vice President


                                    THE FIRST NATIONAL BANK OF BOSTON

                                    By:
                                        -------------------------------------
                                          Name:
                                          Title:

                                    MELLON BANK, N.A.

                                    By:
                                        -------------------------------------
                                          Name:
                                          Title:


                                    FLEET BANK OF MASSACHUSETTS, N.A

                                    By:
                                        -------------------------------------
                                          Name: Barrie K. King
                                          Title: Vice President

    ------------------------------------------------------------------------



                               SECOND AMENDMENT TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                          Dated as of November 7, 1995

                                      Among

                             UNO RESTAURANTS, INC.,
                                   as Borrower

                                UNO FOODS, INC.,
                            PIZZERIA UNO CORPORATION,
                            URC HOLDING COMPANY, INC.

                                       and

                           UNO RESTAURANT CORPORATION,

                                  As Guarantors

                                       and

                        FLEET BANK OF MASSACHUSETTS, N.A.
                        THE FIRST NATIONAL BANK OF BOSTON
                                       and
                                MELLON BANK, N.A.
                                  as the Banks

                                       and

                        FLEET BANK OF MASSACHUSETTS, N.A.
                                    as Agent



    ------------------------------------------------------------------------

               SECOND AMENDMENT TO REVOLVING CREDIT AND TERM LOAN
                                   AGREEMENT



     This SECOND AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT is entered into as of November 7, 1995 by and between UNO RESTAURANTS, INC., a Massachusetts corporation (the "Borrower"), UNO FOODS, INC., a Massachusetts corporation ("UFI"), PIZZERIA UNO CORPORATION, a Delaware corporation (`PUC") UNO RESTAURANT CORPORATION, a Delaware corporation ("URC"), URC HOLDING COMPANY, INC. ("UHC" and together with UFI, PUC, URC and the Borrower, hereinafter referred to collectively as the "Loan Parties"), FLEET BANK OF MASSACHUSETTS, N.A., a national banking association, THE FIRST NATIONAL BANK OF BOSTON, N.A., a national banking association, and MELLON BANK, N.A., a national banking association, as Banks, and FLEET BANK OF MASSACHUSETTS, N.A. a national banking association, as Agent (the "Agent").

                                    Recitals
                                    --------

     The Loan Parties, the Banks and the Agent are parties to a Revolving Credit and Term Loan Agreement dated as of December 9, 1994, as amended (the "Credit Agreement") and desire to amend the Credit Agreement in various respects. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

     NOW THEREFORE, subject to the satisfaction of the conditions to effectiveness specified in Section 5, the Loan Parties, the Banks and the Agent hereby amend the Credit Agreement, as follows:

     Section 1. DEFINITIONS. Section 1.1 of the Credit Agreement is hereby amended by adding a new definition of "Permitted Stock Repurchase" in alphabetical order, as follows:

          "PERMITTED STOCK REPURCHASE" shall mean the repurchase by URC of shares of its common stock from time to time during the period from October 30, 1995 through April 25, 1996 in an aggregate amount required in order to complete the stock repurchases authorized by resolutions adopted by the Board of Directors of URC on October 26, 1995 and at prices not exceeding the price approved by the Board of Directors therein.

     Section 2. AMENDMENT OF COVENANTS. Article 7 of the Credit Agreement is hereby amended by deleting Sections 7.1 and 7.3 in their entirety and substituting the following therefor, respectively:

          Section 7.1 CONSOLIDATED TANGIBLE NET WORTH. URC will at all times maintain Consolidated Tangible Net Worth in an amount not less than the sum of (i) $52,264,000, PLUS (ii) 50% of the sum of Consolidated Net Income (0% in the case of a deficit) for each fiscal quarter ending after October 2, 1994 PLUS (iii) 100% of the net proceeds received by URC in connection with any offering of its capital stock LESS (iv) the amounts expended by URC on the Permitted Stock Repurchase.

          Section 7.3 RATIO OF CONSOLIDATED LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH. URC shall at all times maintain a ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of not more than 1.0 to 1.0.

     Section 3. WAIVER OF COVENANT DEFAULT. The Banks hereby waive the failure of the Loan Parties to satisfy the requirements of Section 7.6 of the Credit Agreement for the fiscal year ended September 30, 1995 as a result of URC and its Subsidiaries incurring capital expenditures of greater than $39,000,000 for such fiscal year; provided that for such fiscal year URC and its Subsidiaries shall not have made or required consolidated Capital Expenditures in excess of $40,200,000.

     Section 4. AMENDMENT OF EXHIBIT B. EXHIBIT B to the Credit Agreement is hereby deleted in its entirety and the new EXHIBIT B attached hereto is submitted therefor.

     Section 5. EFFECTIVENESS; CONDITIONS TO EFFECTIVENESS. This Second Amendment to Revolving Credit and Term Loan Agreement shall become effective as of October 31, 1995 upon execution hereof by the parties hereto and satisfaction of the following conditions:

          (a) OFFICERS' CERTIFICATE. The Loan Parties shall have delivered to the Agent an Officers' Certificate in the form of EXHIBIT A hereto.

          (b) ACKNOWLEDGMENT OF AFFILIATE GUARANTORS. The Loan Parties shall have delivered to the Agent an Acknowledgment of Affiliate Guarantors in the form of EXHIBIT C hereto.

     Section 6. REPRESENTATIONS AND WARRANTIES: NO DEFAULT. The Loan Parties hereby confirm to the Banks the representations and warranties of the Loan Parties set forth in Article 5 of the Credit Agreement (as amended hereby) as of the date hereof, as if set forth herein in full. The Loan Parties hereby certify that, after giving effect hereto, no Default exists under the Credit Agreement.

     Section 7. MISCELLANEOUS. The Loan Parties, jointly and severally, agree to pay on demand all the Agent's reasonable expenses in preparing, executing and delivering this Second Amendment to Revolving Credit and Term Loan Agreement, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin, Procter & Hoar. This Second Amendment to Revolving Credit and Term Loan Agreement shall be a Bank Agreement and shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Loan Parties, the Banks and the Agent have caused this Second Amendment to Revolving Credit and Term Loan Agreement to be executed by their duly authorized officers as of the date first set forth above.


                                       UNO RESTAURANTS, INC.

                                       By: ___________________________
                                           Name:  Robert M. Brown,
                                           Title:  Senior Vice President



                                       UNO FOODS, INC.

                                       By: ___________________________
                                           Name:  Robert M. Brown,
                                           Title:  Senior Vice President


                                       PIZZERIA UNO CORPORATION

                                       By: ___________________________
                                           Name:  Robert M. Brown,
                                           Title:  Senior Vice President


                                       URC HOLDING COMPANY, INC.

                                       By: ___________________________
                                           Name:  Robert M. Brown,
                                           Title:  Senior Vice President


                                       UNO RESTAURANT CORPORATION

                                       By: ___________________________
                                           Name:  Robert M. Brown,
                                           Title:  Senior Vice President

                                      FLEET BANK OF MASSACHUSETTS, N.A.

                                      By: ___________________________
                                          Name:  Barrie K. King
                                          Title:  Vice President


                                      THE FIRST NATIONAL BANK OF BOSTON

                                      By: ___________________________
                                          Name:  Timothy G. Clifford
                                          Title:  Vice President


                                      MELLON BANK, N.A.

                                      By: ___________________________
                                          Name:  Joseph T. McDonald, Jr.
                                          Title:  Vice President


                                      FLEET BANK OF MASSACHUSETTS, N.A. as Agent

                                      By: ___________________________
                                          Name:  Barrie K. King
                                          Title:  Vice President

                               THIRD AMENDMENT TO
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT


                           Dated as of March 29, 1996


                                      Among

                             UNO RESTAURANTS, INC.,
                                   As Borrower


                                UNO FOODS, INC.,
                            PIZZERIA UNO CORPORATION,
                            URC HOLDING COMPANY, INC.
                                       and
                           UNO RESTAURANT CORPORATION,
                                  as Guarantors


                                       and


                       FLEET BANK OF MASSACHUSETTS, N.A.,
                        THE FIRST NATIONAL BANK OF BOSTON
                                       and
                               MELLON BANK, N.A.,
                                  As the Banks


                                       and


                       FLEET BANK OF MASSACHUSETTS, N.A.,
                                    As Agent

THIRD AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT


         This THIRD AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT is entered into as of March 29, 1996 by and between UNO RESTAURANTS, INC., a Massachusetts Corporation (the "Borrower:), UNO FOODS, INC., a Massachusetts Corporation ("UFI"), PIZZERIA UNO CORPORATION, a Delaware Corporation ("PUC"), Uno Restaurant Ccorporation, a Delaware corporation ("URC"), URC Holding Company, Inc. ("UHC") and, together with UFI, PUC, URC and the Borrower, hereinafter referred to collectively as the "Loan Parties"), FLEET BANK OF MASSACHUSETTS, N.A., a national banking association, THE FIRST NATIONAL BANK OF BOSTON, a national banking association, and MELLON BANK, N.A., a national banking association, as Banks (the "Banks"), and FLEET BANK OF MASSACHUSETTS, N.A., a national banking association, as Agent (the "Agent").


                                    Recitals


         The Loan Parties, the Banks and the Agent are parties to a Revolving Credit and Term Loan Agreement dated as of December 9, 1994, as amended (the "Credit Agreement") and desire to amend the Credit Agreement in various respects. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

         NOW, THEREFORE, subject to the satisfaction of the conditions to effectiveness specified in Section 7, the Loan Parties, the Banks and the Agent hereby amend the Credit Agreement, as follows:


         Section 1. Definitions. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions "Applicable Margin - Prime Rate," "Applicable Margin - LIBOR Rate" and "Consolidated EBIT" in their entirety and substituting the following therefore, in alphabetical order:

                  "Applicable Margin - Prime Rate" and "Applicable Margin - LIBOR Rate" shall mean during each fiscal quarter of the Borrower, the percentage set forth opposite the Consolidated Leverage Ratio in effect as of the end of the immediately preceding fiscal quarter:

           Consolidated Leverage Ratio
         as of the end of the Immediately                                 Applicate Margin
              Preceding Fiscal Quarter                        -Prime Rate               -LIBOR Rate
              ------------------------                        -----------               -----------
         Equal to or Greater than 2.00 : 1.0                       0.50%                       1.75%

         Equal to or Greater than 1.75 : 1.0                       0.25%                       1.50%
           and less than 2.00 : 1.0

         Equal to or Greater than 1.0 : 1.0                        0.00%                       1.25%
            And Less than 1.75 : 1.0

         Less than 1.0 : 1.0                                       0.00%                       1.00%

                  "Consolidated EBIT" shall mean for any period, the earnings of URC and its Subsidiaries before interest expense and taxes, determined in accordance with GAAP on a consolidated basis; provided that any charge against the earnings of URC and its Subsidiaries required to be taken in accordance with the requirements of Statement of Financial Accounting Standards No. 121 (Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of) for the fiscal quarter ending March 31, 1996 shall be excluded for purposes of determining Consolidated EBIT for that fiscal quarter.

         Section 2. Amendment of Covenants. Article 7 of the Credit Agreement is hereby amended by deleting Sections 7.2, 7.4, 7.6 and 7.8 in their entirety and substituting the following therefore, respectively:

                  Section 7.2. Cash Flow Coverage Ratio. URC and its Subsidiaries shall maintain a ratio of Consolidated Adjusted EBITDA to the sum of (i) Consolidated Total Debt Service, plus (ii) Consolidated Maintenance Capital Expenditures, plus (iii) all cash dividends paid by URC on its capital stock, plus (iv) all taxes paid by URC and its Subsidiaries in cash, for each four fiscal quarter period ending during the periods indicated below, of not less than the ratio set forth opposite each such period:

                  Date/Period                                                     Ratio
                  -----------                                                     -----
Second Fiscal Quarter End 1996                                                  1.60:1.0
through the date preceding Third
Fiscal Quarter End 1996

Third Fiscal Quarter End 1996                                                   1.55:1.0
through the date preceding
Fiscal Year End 1996

Fiscal Year End 1996 through the                                                1.60:1.0
date preceding First Fiscal Quarter
End 1997

First Fiscal Quarter End 1997                                                   1.70:1.0
through the date preceding Third
Fiscal Quarter End 1997

Third Fiscal Quarter End 1997                                                   2.00:1.0
through the date preceding
Third Fiscal Quarter End 1998

Third Fiscal Quarter End 1998                                                   1.75:1.0
through the date preceding
Fiscal year End 1998

Fiscal Year End 1998                                                            1.25:1.0
through the date preceding
First Fiscal Quarter End 1999

First Fiscal Quarter End 1999                                                   1.10:1.0
and thereafter


         Section 7.4 Profitability. URC shall earn Consolidated Net Income (a) for the fiscal quarter ending March 31, 1996 of not less than ($2,800,000) and
(b) for each fiscal quarter thereafter of not less than $1.

         Section 7.6 Capital Expenditures. URC and its Subsidiaries shall not make or incur consolidated Capital Expenditures in excess of the amounts set forth below during each fiscal year indicated:

                                                                 Maximum Consolidated
         Fiscal Year                                             Capital Expenditures
         -----------                                             --------------------
            1996                                                      $30,000,000
            1997 and each fiscal year thereafter                       20,000,000

         Section 7.7 Consolidated Leverage Ratio. URC and its Subsidiaries shall, at all times, during the periods set forth below maintain a Consolidated Leverage Ratio of not more than the ratio set forth opposite each such period:

                  Date/Period                                                      Ratio
                  -----------                                                      -----
Second Fiscal Quarter End 1996 through the                                      2.00:1.0
date preceding Third Fiscal Quarter End 1996

Third Fiscal Quarter End 1996 through the                                       2.15:1.0
date preceding Second Fiscal Quarter End 1997

Second Fiscal quarter End 1997 through the                                      2.00:1.0
date preceding Fiscal Year End 1997

Fiscal year End 1997 through the date                                           1.75:1.0
Preceding First Fiscal Quarter End 1998

First Fiscal Quarter End 1998 and thereafter                                    1.50:1.0

         Section 7.8 Consolidated Adjust EBITDA. URC and its Subsidiaries' Consolidated Adjusted EBITDA for each four fiscal quarter period ending during the periods indicted below shall not be less than the amount set forth opposite each such period:

                  Period                                      Consolidated Adjusted EBITDA
                  ------                                      ----------------------------
Second Fiscal Quarter End 1996 through the                              $19,500,000
date preceding Third Fiscal Quarter End 1996

Third Fiscal Quarter End 1996 through the date                           19,000,000
preceding First Fiscal Quarter End 1997

First Fiscal Quarter End 1997 through the                                20,000,000
date preceding Second Fiscal Quarter End 1997

Second Fiscal Quarter End 1977 through the                               21,000,000
date preceding Third Fiscal Quarter End 1997

Third Fiscal Quarter End 1997 through the                                22,000,000
date preceding Fiscal Year End 1997

Fiscal Year End 1997 through the date                                    23,000,000
preceding Fiscal Year End 1998

Fiscal year End 1998 through the date                                    25,000,000
preceding First Fiscal Quarter End 1999

First Fiscal Quarter End 1999 through the                                27,500,000
date preceding First Fiscal Quarter End 2000

First Fiscal Quarter End 2000 and thereafter                             30,000,000

         Section 3. Amendment of Negative Covenants. (a) Section 9.1 of the Credit Agreement is hereby amended as follows: (i) by deleting the word "and" appearing at the end of paragraph (f) of such section; (ii) by deleting the period appearing at the end of paragraph (g) of such section and substituting the phrase ":and"; and (iii) by adding thereto a new paragraph (h) as follows:

                           "(h) With the prior written consent of the Agent,
                  Indebtedness secured by mortgage liens on real property owned by the Loan Parties or any Subsidiary permited under Section 9.2(h); provided that (i) the aggregate amount of such Indebtedness shall not exceed $5,000,000; (ii) such Indebtedness shall provided for principal amortization not in excess of principal amortization based on a "mortgage style" debt service of level monthly or quarterly payments over a term of not less than ten years; (iii) other than the principal amortization described in clause (ii), no other principal payments of any kind, whether scheduled or voluntary, may be made on any such Indebtedness prior to December 31, 2000; (iv) the terms, conditions and covenants governing such Indebtedness shall be no more restrictive than the terms, conditions and covenants contained in the Credit Agreement; and (v) as of the date such Indebtedness is incurred and after giving effect thereto and to the concurrent retirement of any other Indebtedness there shall be no Default hereunder."

         (b) Section 9.2 of the Credit Agreement is hereby amended as follows:
(i) by deleting the word "and" appearing at the end of paragraph (f) of such section; (ii) by deleting the period appearing at the end of paragraph (g) of such section and substituting the phrase ";and"; and (iii) by adding thereto a new paragraph (h) as follows:

                           "(h) Mortgage liens on real property owned by the
                  Loan Parties or any Subsidiary securing Indebtedness permited under Section 9.1(h)."

         Section 4. Amendment Fee. Upon the Execution and delivery of this Third Amendent to Revolving Credit and Term Loan Agreement, the Borrowers and the Guarantors jointly and severally shall pay to the Agent for the ratable benefit of the Banks a fee of $62,500.

         Section 5. Waiver of Cigna Investments, Inc. Cross-Default. The Banks hereby waive the default under Section 10.1 of the Credit Agreement caused by the failure of the Borrower and URC to satisfy the requirements of Section 10.6 of the Senior Note Purchase Agreement.

         Section 6. Amendment of Exhibit B. Exhibit B to the Credit Agreement is hereby deleted in its entirety and the new Exhibit B atached hereto is substituted therefor.

         Section 7. Effectiveness: Conditions to Effectiveness. This Third Amendment to Revolving Credit and Term Loan Agreement shall become effective as of March 29, 1996 upon execution hereof by the parties hereto and satisfaction of the following conditions:

                  (a) Officers' Certificate. The Loan Parties shall have delivered to the Agent an Officers' Certificate in the form of Exhibit A hereto.

                  (b) Acknowledgment of Affliate Guarantors. The Loan Parties shall have delivered to the Agent an Acknowledgment of Affiliate Guarantors in the form of Exhibit C hereto.

                  (c) Waiver By Cigna Investments, Inc. of Default. The Loan Parties shall have delivered to the Agent evidence of the waiver by Cigna Investments, Inc. on behalf of the holders of the Senior Notes
         (1990) of all outstanding defaults under the Senior Note Purchase Agreement.

         Section 8. Representations and Warranties: No Default. The Loan Parties hereby confirm to the Banks the representations and warranties of the Loan Parties set forth in Article 5 of the Credit Agreement (as amended hereby) as of the date hereof, as if set forth herein in full, except to the extent that such representations and warranties specifically relate to an earlier date, in which event they are true, correct and complete in all material respects as of such earlier date. The Loan Partities hereby certify that, after giving effect hereto, no Default exists under the Credit Agreement and that, after receipt of the waiver letter described in Section 7(c) of this Third Amendment to Revolving Credit and Term Loan Agreement, no Default exists under the Senior Note Purchase Agreement.

         Section 9. Miscellaneous. The Loan Parties, jointly and severally, agree to pay on demand all the Agent's reasonable expenses in preparing, executing and delivering this Third Amendment to Revolving Credit and Term Loan Agreement, and all related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Agent's special counsel, Goodwin, Procter & Hoar. This Third Amendment to Revolving Credit and Term Loan Agreement shall be a Bank Agreement and shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Loan Parties, the Banks and the Agent have caused this Third Amendment to Revolving Credit and Term Loan Agreement to be executed by their duly authorized officers as of the date first set forth above.

                                       UNO RESTAURANTS, INC.


                                       By:_____________________________________
                                            Name: Robert M. Brown
                                            Title: Senior Vice President


                                       UNO FOODS, INC.


                                       By:_____________________________________
                                            Name: Robert M. Brown
                                            Title: Senior Vice President


                                       PIZZERIA UNO CORPORATION


                                       By:_____________________________________
                                            Name: Robert M. Brown
                                            Title: Senior Vice President


                                       URC HOLDING COMPANY, INC.


                                       By:_____________________________________
                                            Name: Robert M. Brown
                                            Title: Senior Vice President


                                       UNO RESTAURANT CORPORATION


                                       By:_____________________________________
                                            Name: Robert M. Brown
                                            Title: Senior Vice President

                                       FLEET BANK OF MASSACHUSETTS, N.A.


                                       By:_____________________________________
                                            Name: Mary M. Barcus
                                            Title: Vice President


                                       THE FIRST NATIONAL BANK OF BOSTON


                                       By:_____________________________________
                                            Name:Timothy G. Clifford
                                            Title: Vice President


                                       MELLON BANK, N.A.


                                       By:_____________________________________
                                            Name: Robert H. Summersgill
                                            Title: First Vice President


                                       FLEET BANK OF MASSACHUSETTS, N.A. as
                                       Agent


                                       By:_____________________________________
                                            Name: Mary M. Barcus
                                            Title: Vice President